SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                             INFORMATION REQUIRED IN
                                 PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the registrant  [X]

Filed by a party other than the  registrant  [ ]

Check the  appropriate  box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy  Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               FNBH BANCORP, INC.
                (Name of registrant as specified in its charter)


    (Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
         (1)     Title of each class of securities to which transaction applies:
         (2)     Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)     Proposed maximum aggregate value of transaction:
         (5)     Total fee Paid:
[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:
         (2)      Form, schedule, or registration statement no.:
         (3)      Filing party:
         (4)      Date filed:

                       FNBH BANCORP, INC. AND SUBSIDIARIES

                        Consolidated Financial Statements

                                FNBH BANCORP INC

                           December 31, 2000 and 1999

                               FNBH BANCORP, INC.

                              101 East Grand River
                           Howell, Michigan 48844-0800

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held April 25, 2001


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of FNBH Bancorp, Inc. (the "Corporation"), a Michigan corporation, will be held on April 25, 2001, at 7 p.m. at the main office of First National Bank in Howell, 101 East Grand River, Howell, Michigan, for the following purposes:


     1. To elect three (3) directors, each to hold office for three year terms.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.


     The Board of Directors has fixed March 1, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.


                                              By order of the Board of Directors


                                              /s/ Barbara J. Nelson


                                              BARBARA J. NELSON, Secretary




     Your vote is important. Even if you plan to attend the meeting, please date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it promptly in the enclosed envelope. Note that if the stock is held in more than one name, that all parties must sign the proxy form.


Dated: March 23, 2001

                               FNBH BANCORP, INC.
                               101 E. Grand River
                           Howell, Michigan 48844-0800

                                 PROXY STATEMENT

     This Proxy Statement and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of FNBH Bancorp, Inc. (the "Corporation"), a Michigan corporation, to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Wednesday, April 25, 2001, at 7 p.m., at the main office of First National Bank in Howell (the "Bank"), 101 East Grand River, Howell, Michigan, or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.

                              VOTING AT THE MEETING

     This Proxy Statement has been mailed on or about March 23, 2001, to all holders of record of common stock of the Corporation as of the record date. The Board of Directors of the Corporation has fixed the close of business on March 1, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof. The Corporation has only one class of common stock, of which there are presently 1,567,748 shares outstanding. Each outstanding share will entitle the holder thereof to one vote on each separate matter presented for vote at the meeting. Votes cast at the meeting and submitted by proxy are counted by the inspectors of the meeting who are appointed by the Corporation.

     If a Proxy in the enclosed form is properly executed and returned to the Corporation, the shares represented by the Proxy will be voted at the Annual Meeting and any adjournment thereof. If a shareholder specifies a choice, the Proxy will be voted as specified. If no choice is specified, the shares represented by the Proxy will be voted for the election of all of the nominees named in the Proxy Statement and in accordance with the judgment of the persons named as proxies with respect to any other matter which may come before the meeting. A proxy may be revoked before exercise by notifying the Chairman of the Board in writing or in open meeting, by submitting a proxy of a later date or attending the meeting and voting in person. All shareholders are encouraged to date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it to the Corporation.

                              ELECTION OF DIRECTORS

     The Articles of Incorporation of the Corporation provide for the division of the Board of Directors into three (3) classes of nearly equal size with staggered three year terms of office. Three persons have been nominated for election to the Board, each to serve three (3) year terms expiring at the 2004 Annual Meeting of Shareholders. The Board has nominated W. Rickard Scofield, Randolph E. Rudisill, and Barbara D. Martin to serve as directors for three year terms. All the nominees are incumbent directors previously elected by the Corporation's shareholders.

     Unless otherwise directed by a shareholder's proxy, the persons named as proxy holders in the Corporation's proxy will vote for the nominees named above. In the event any of such nominees shall become unavailable, which is not anticipated, the Board of Directors in its discretion may designate substitute nominees, in which event the enclosed proxy will be voted for such substitute nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named.

     A plurality of the votes cast at the meeting is required to elect the nominees as directors of the Corporation. As such, the three individuals who receive the largest number of votes cast at the meeting will be elected as directors Shares not voted at the meeting, whether by abstention, broker nonvote, or otherwise, will not be treated as votes cast at the meeting.

     The Board of Directors recommends a vote FOR the election of all the persons nominated by the Board.

                INFORMATION ABOUT DIRECTORS AND DIRECTOR NOMINEES

     The following information relating to the principal occupation or employment has been furnished to the Corporation by the respective directors and director nominees. Each of those persons have been engaged in the occupations stated below for more than five years.

===================================================================================================================
                                                                                                   Director of
         Name                        Principal Occupation                          Age         Corporation Since*
         ----                        --------------------                          ---         ------------------
-------------------------------------------------------------------------------------------------------------------

                       Nominees for Election as Directors for Terms Expiring in 2004

-------------------------------------------------------------------------------------------------------------------
W. Rickard Scofield         President of May & Scofield, Inc., a manufacturer      48                1992
                            of automotive subassemblies, and Vice President
                            prior to that time
-------------------------------------------------------------------------------------------------------------------
Randolph E. Rudisill        President of Thermofil, Inc., a leading                56                1997
                            manufacturer of reinforced thermoplastics
-------------------------------------------------------------------------------------------------------------------
Barbara Draper Martin       President and CEO of Corporation and Bank              54                1984
-------------------------------------------------------------------------------------------------------------------

                                   Directors Whose Terms Expire in 2003

-------------------------------------------------------------------------------------------------------------------
Donald K. Burkel            Co-owner of Oasis, Inc. and Fowlerville Farms,
                            Inc., a restaurant, gasoline and gift shop operation   65                1991
-------------------------------------------------------------------------------------------------------------------
Harry E. Griffith           Realtor, President of Crandall Realty, Inc., a real    70                1973
                            estate brokerage and appraisal corporation
-------------------------------------------------------------------------------------------------------------------
Gary R. Boss                Part owner of Boss Engineering Co., an engineering     58                1995
                            and survey corporation
-------------------------------------------------------------------------------------------------------------------

                                       Directors Whose Terms Expire in 2002

-------------------------------------------------------------------------------------------------------------------
R. Michael Yost             Director, Group Operations and Administration, The     52                1997
                            Auto Club Group
-------------------------------------------------------------------------------------------------------------------
Dona Scott Laskey           Attorney                                               57                1973
-------------------------------------------------------------------------------------------------------------------
James R. McAuliffe          President, Hartland Insurance Group                    56                1998
===================================================================================================================

     * The Corporation was formed and organized in 1988; dates preceding 1988 reference status as a director of the Bank. All persons who are directors of the Corporation are also directors of the Bank.

     The Board of Directors of the Corporation held a total of five meetings during 2000. No director attended less than 75% of the aggregate number of meetings of the Board of Directors and the committees on which he or she served. There are no family relationships between or among the directors, nominees or executive officers of the Corporation.

     The Nominating Committee of the Board, comprised of Messrs. Burkel, Rudisill, Yost, Scofield, and Ms. Martin, met three times in 2000. This Committee is responsible for reviewing and making recommendations as to the composition of the Board of Directors, to recommend nominees for election to the Board and recommends individuals to fill vacancies which may occur between annual meetings. The Committee is authorized to consider Board nominations for qualified persons recommended by shareholders that are in compliance with the procedures set forth in the Corporation's Restated Articles of Incorpora tion. Any nomination must be submitted in writing, on or before the 60th day preceding the anniversary date of the previous annual meeting. The nomination must include a description of the proposed nominee, his or her consent to serve as a director and other biographical data on the nominee.

     The Board also has a Compensation Committee comprised of Messrs. Rudisill, Scofield, Griffith, and McAuliffe. This Committee met five times in 2000. This Committee approves the compensation and benefits of senior management of the Bank and Corporation. The Board also has other committees, such as the Finance Committee and the Executive Committee.

     The Audit Committee, comprised of Ms. Laskey and Messrs. Boss, Rudisill, and Scofield, met on six occasions during 2000. Its primary duties and responsibilities include annually recommending to the Board of Directors an independent public accounting firm to be appointed auditors of the Corporation and the Bank, reviewing the scope and fees for the audit, reviewing all the reports received from the independent public accountants, and coordinating matters with internal audit.

     Effective November 16, 2000, the Board adopted a written charter with respect to the Committee's roles and responsibilities as an Audit Committee. A copy of that charter is attached as Appendix II to this Proxy Statement. On February 15, 2001, the Committee submitted to the Board the following report:

Report of the Audit Committee
February 15, 2001

To the Board of Directors of FNBH Bancorp, Inc.

We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2000.

We have discussed with the independent auditors the matters required to be discussed by Statement on auditing Standards No. 61 Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

Dona S. Laskey
Gary R. Boss
Randolph E. Rudisill
W. Rickard Scofield


                            REMUNERATION OF DIRECTORS

     Directors are paid $250 for each Board meeting held and $250 for each Board committee meeting attended; however, no fees are paid to employees of the Bank who serve on the Board. Members of the Board of Directors of the Bank are paid at the rate of $700 per Board meeting held, and $250 for each Board committee meeting attended.

                       COMPENSATION OF EXECUTIVE OFFICERS

                   Committee Report on Executive Compensation

     The Corporation has no paid employees. The Corporation's sole subsidiary, First National Bank in Howell, employs all officers and staff. Decisions on the compensation of the Bank's executive officers are made by the Board of Directors after receiving recommendations from the Board's Compensation Committee. The Corporation's policies of compensation are designed to reward employees for the achievement of annual and long-term corporate goals, as well as individual accomplishments. The various means of compensation, which apply to other employees as well as executive officers, are intended to encourage management to increase the value of the Corporation as an asset to its shareholders, to reward and challenge individuals, to achieve and reward superior operating results, and to attract and retain superior personnel.

     The Corporation's compensation program is comprised of several elements: salary, incentive bonus, and a defined contribution plan.

     The salaries of the Bank's Chief Executive Officer and other Bank executives are established based on a performance appraisal system. Each executive's performance, other than that of the Chief Executive Officer, is evaluated by his or her superior. Wage bands for particular positions are established based on executive compensation studies the Bank contracts for with compensation specialists and on information obtained from other similar sized banks and the Michigan Banker's Association annual surveys. This information is used by the Board's Compensation Committee and the Board of Directors in comparing salaries paid by the Bank with salaries paid for comparable positions by other banks similar in size to the Bank. The Board of Directors and the Compensation Committee consider other relevant factors such as individual job performance, experience, expertise, and tenure. The Board intends to maintain the base salaries of executive officers and senior managers at rates that are competitive with other banks who are similar in size to the Bank in order to retain superior personnel and to be able to hire personnel of a high caliber to continue to achieve and exceed the Bank's operating and financial objectives.

     An incentive bonus is paid after year end to all employees employed by the Bank the entire year, if the Bank's earnings are at least at the 50th percentile of the Bank's peer group. Employees receive 75% of the incentive based on performance relative to peers through the first nine month period ending
September 30 of each year, with the balance, if any, paid based on the performance for the full year. There are three different levels at which the bonus is paid: one for staff, one for supervisor and non-officer exempt employees, and another for officers. The exact formula for the bonus plan is determined each year by the Board of Directors.

     The 401(k) plan covers all employees 21 years of age or older who have completed one year of service as defined in the plan agreement. Contributions are equal to 5% of total employee earnings plus 50% of employee contributions (limited to 10% of their earnings), or the maximum amount permitted by the Internal Revenue Code.

Chief Executive Officer Compensation

     The Compensation Committee reviews Ms. Martin's performance and base salary as president and chief executive officer annually and recommends adjustments in her salary to the Board of Directors based on her performance. In making recommendations to the Board of Directors as to her salary, the Compensation Committee considers the prevailing salaries for presidents and chief executive officers of similar sized banks. As a result of that survey, the Committee established a salary range for Ms. Martin of $125,900 to $188,700 for 2000. The decision regarding Ms. Martin's 2000 salary was based on the prevailing salary range, on the Corporation's financial performance for the year and the Corporation's strong earnings and corporate growth. The Committee further considered Ms. Martin's leadership in the Corporation and her effectiveness in implementing the directions and policies of the Board of Directors. The incentive bonus paid to Ms. Martin was at the same rate established by the Board of Directors for all Bank officers.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid by the Bank during the last three years to its Chief Executive Officer and its other executive officers whose annual compensation exceeded $100,000 (the "Named Executives"). There are no employees of the Corporation; all personnel are employed by the Bank.

                                                                                               Long-Term
                                                                                              Compensation
                                                       Annual Compensation(1)                Restricted Stock        All Other
   Name and Principal Position        Year        Salary       Bonus           Other(3)         Awards(4)          Compensation (5)
   ---------------------------        ----        ------       -----           -----            ------             ------------
Barbara D. Martin, President and      2000        $171,600     $49,979(2)      $5,186           $41,244               $13,329
Chief Executive Officer               1999         165,000      37,125          5,500            31,520                12,356
                                      1998         157,500      47,250          8,734            29,995                11,916

Barbara Nelson, Senior Vice           2000        $100,000     $29,125(2)        $808           $14,112               $10,500
President and Chief Financial         1999          94,000      21,150          1,019            13,200                 9,651
Officer                               1998          87,917      26,375            641             9,975                 9,321

James Wibby, Senior Vice President,   2000        $111,000     $32,329(2)      $1,525           $15,750               $10,956
Loans                                 1999         105,000      23,625          1,600            13,520                10,237
                                      1998          90,000      27,000              0             7,700                 6,433

(1) Includes amounts deferred pursuant to Section 401(k) of the Internal Revenue Code.
(2) For bonus payments in 2000, the amounts reflect 75% of the bonus that may be earned for that year, based on the Corporation's performance through September 30 of that year. The balance of any bonus, which is not calculable at this time, will be reported in subsequent proxy statements and/or reports for the year in which it is earned.
(3) Represents amounts contributed by the Bank as retirement benefits, for the Named Executives, in excess of the amounts permitted under the Bank's 401(k) Plan.
(4) Amounts represent the aggregate value of restricted shares of Common Stock (based upon the value of the stock on the date of grant) issued to the Named Executives for the designated year under the Corporation's Long-Term Incentive Plan. The 2000 award of restricted shares was based on a per share value of $42.00, as of July 1, 2000. The shares are subject to restrictions on transfer and risks of forfeiture which lapse over a period of 5 years at the annual rate of 20% of the granted shares, subject to earlier termination of those restrictions and risks upon death, disability or a change in control of the Corporation. The Named Executives have no right to the unvested percentage of the restricted shares, except voting rights and the right to all dividends and all other distributions paid to holders of the common stock. As of December 31, 2000, the Named Executives held shares of restricted stock in the following aggregated amounts and values (based on the per share value of the Corporation's common stock on December 31, 2000, which equaled $42.00): Ms. Martin -2,627 shares ($110,334); Ms. Nelson - 951 shares ($39,942); and Mr. Wibby - 933 shares
     ($39,186).
(5) The amounts disclosed in this column include (a) amounts contributed by the Bank to the Bank's 401(k) Plan, pursuant to which substantially all salaried employees of the Bank participate; (b) the dollar value of premiums paid by the Bank for term life insurance; and (c) disability insurance on behalf of the Named Executives as follows:

                                                         2000        1999        1998
                                                         ----        ----        ----
                 Barbara D. Martin          (a)         $11,974     $11,000     $10,624
                                            (b)             369         369         306
                                            (c)             986         987         986

                 Barbara Nelson             (a)          $9,193      $8,381      $8,151
                                            (b)             369         369         306
                                            (c)             938         901         864

                 James Wibby                (a)          $9,619      $8,900      $5,250
                                            (b)             369         369         306
                                            (c)             968         968         877

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

     Certain directors and officers of the Corporation have had and are expected to have in the future, transactions with the Bank, or have been directors or officers of corporations, or members of partnerships, which have had and are expected to have in the future, transactions with the Bank. All such transactions with officers and directors, either directly or indirectly, have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and these transactions do not involve more than the normal risk of collectibility or present other unfavorable features. All such future transactions, including transactions with principal shareholders and other Corporation affiliates, will be made in the ordinary course of business, on terms no less favorable to the Corporation than with other customers, and for loans in excess of $400,000, will be subject to approval by a majority of the Corporation's independent, outside disinterested directors.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant  to  Section  16 of  the  Securities  Exchange  Act of  1934,  the
Corporation's directors and executive officers, as well as any person holding more than 10% of its common stock, are required to report initial statements of ownership of the Corporation's securities and changes in such ownership to the Securities and Exchange Commission. To the Corporation's knowledge, all the required reports were filed timely by such persons during 2000.

                            OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information as of March 1, 2001, as to the Common Stock of the Corporation owned beneficially by each director, each Named Executive in the Summary Compensation Table above, and by all directors and executive officers of the Corporation as a group. No shareholders are known to the Corporation to have been the beneficial owner of more than five percent (5%) of the Corporation's outstanding common stock as of March 1, 2001.

====================================================================================================================
                                                   Number of Shares(1)               Percent of Class
--------------------------------------------------------------------------------------------------------------------
Gary R. Boss                                             1,500                             *
--------------------------------------------------------------------------------------------------------------------
Donald K. Burkel                                         5,100                             *
--------------------------------------------------------------------------------------------------------------------
Harry E. Griffith                                        3,164(2)                          *
--------------------------------------------------------------------------------------------------------------------
Dona Scott Laskey                                       24,000                            1.53%
--------------------------------------------------------------------------------------------------------------------
Barbara D. Martin                                       15,579(3)                          *
--------------------------------------------------------------------------------------------------------------------
James R. McAuliffe                                         109                             *
--------------------------------------------------------------------------------------------------------------------
Barbara J. Nelson                                        1,173                             *
--------------------------------------------------------------------------------------------------------------------
Randolph E. Rudisill                                       482(4)                          *
--------------------------------------------------------------------------------------------------------------------
W. Rickard Scofield                                      2,052                             *
--------------------------------------------------------------------------------------------------------------------
James Wibby                                              1,608                             *
--------------------------------------------------------------------------------------------------------------------
R. Michael Yost                                          1,213(5)                          *
--------------------------------------------------------------------------------------------------------------------
All Executive Officers and Directors as a Group
(14 persons)                                            56,908                            3.63%
====================================================================================================================

*Represents less than one percent

(1) This information is based upon the Corporation's records as of March 1, 2001, and information supplied by the persons listed above. The number of shares stated in this column include shares owned of record by the shareholder and shares which, under federal securities regulations, are deemed to be beneficially owned by the shareholder. Unless otherwise indicated below, the persons named in the table have sole voting and sole investment power or share voting and investment power with their respective spouses, with respect to all shares beneficially owned.
(2)  Shares owned by Mr. Griffith or his wife as trustees.
(3)  Includes 7,399 shares held for the benefit of Ms. Martin's minor children.
(4) Includes 200 shares held as custodian for Mr. Rudisill's minor child and grandchild.
(5)  Includes 22 shares held jointly with minor child.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Corporation's common stock with that of the cumulative total return on the NASDAQ Stock Market Index and the NASDAQ Bank Stocks Index for the five year period ended December 31, 2000. The following information is based on an investment of $100, on January 1, 1996, in the Corporation's common stock, the NASDAQ Bank Stocks Index and the NASDAQ Stock Market Index, with dividends reinvested. There has been only limited trading in the Corporation's Common Stock, there are no market makers for such shares, and the Corporation's stock does not trade on any stock exchange or the NASDAQ market. Accordingly, the returns reflected in the following graph and table are based on sale prices of the Corporation's stock of which management is aware. There may have been sales at higher or lower prices of which management is not aware.










                                                 -------------------------------------------------------------------
                                                                            December 31
--------------------------------------------------------------------------------------------------------------------
                                                    1995       1996       1997       1998       1999       2000
--------------------------------------------------------------------------------------------------------------------
FNBH Bancorp, Inc.                                    0       104.65     162.21     194.92     240.03     246.60
--------------------------------------------------------------------------------------------------------------------
NASDAQ Stock Market Index                             0       132.04     221.06     219.64     211.14     241.08
--------------------------------------------------------------------------------------------------------------------
NASDAQ Bank Stocks Index                              0       123.04     150.69     212.51     394.92     237.62
--------------------------------------------------------------------------------------------------------------------

         RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The financial statements of the Corporation as of and for the year ended December 31, 2000, have been audited by KPMG LLP, independent public accountants. A representative of KPMG LLP, will be at the Annual Meeting of Shareholders and will have an opportunity to make a statement and will be available to answer appropriate questions.

     The following table sets forth the aggregate fees billed to the Corporation for the year ended December 31, 2000, by the Corporation's principal accounting firm, KPMG LLP:

Audit Fees                                                          $70,000
Financial Information Systems Design and Implementation Fees              0
All Other Fees                                                       56,900     (a)(b)
                                                                 ----------
                                                                   $126,900

(a) Includes fees for tax consulting, benefit plan audits and other non-audit services.
(b) The audit committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

                              SHAREHOLDER PROPOSALS

     Any shareholder proposal to be considered by the Corporation for inclusion in the 2002 Annual Meeting of Shareholders proxy materials must be received by the Corporation no later than November 15, 2001.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any matter to be presented for action at the meeting, other than the matters set forth herein. If any other business should come before the meeting, the Proxy will be voted in respect thereof in accordance with the best judgment of the persons authorized therein, and discretionary authority to do so is included in the proxy. The cost of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, officers and other employees of the Corporation and its subsidiaries may solicit proxies by telephone or in person, without compensation other than their regular compensation.

     The Summary Annual Report of the Corporation for 2000 is included with this Proxy Statement. Copies of the report will also be available for all shareholders attending the Annual Meeting. In addition, certain financial and related information is included in the Appendix to this Proxy Statement.

     Shareholders are urged to sign and return the enclosed proxy in the enclosed envelope. A prompt response will be helpful and appreciated.


BY ORDER OF THE BOARD OF DIRECTORS



Barbara Nelson
Secretary
March 23, 2001

                                   APPENDIX I


     FNBH Bancorp, Inc. is a one bank holding company, which owns all of the outstanding capital stock of First National Bank in Howell (the "Bank"). The Corporation was formed in 1988 for the purpose of acquiring all of the stock of the Bank in a shareholder approved reorganization, which became effective May 1989. The Bank was originally organized in 1934 as a national banking association. The Bank serves primarily four communities, Howell, Brighton, Hartland, and Fowlerville, all of which are located in Livingston County, Michigan.

                              FINANCIAL INFORMATION
                      FNBH BANCORP, INC., AND SUBSIDIARIES


                                                                            Page

Independent Auditor's Report................................................ 12

Consolidated Balance Sheets................................................. 13

Consolidated Statements of Income........................................... 15

Consolidated Statements of Stockholders' Equity............................. 17

Consolidated Statements of Cash Flows....................................... 18

Notes to Consolidated Financial Statements.................................. 20

Management's Discussion and Analysis........................................ 39

Summary Financial Data...................................................... 52

Stock and Earnings Highlights............................................... 53

Appendix II Audit Committee Charter......................................... 54

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors and Stockholders
FNBH Bancorp, Inc.:


We have audited the consolidated balance sheets of FNBH Bancorp, Inc. and subsidiaries ("Corporation") as of December 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2000. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FNBH Bancorp, Inc. and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the years in the three-y ear period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.


                                                       /s/ KPMG LLP


January 19, 2001

                      FNBH BANCORP, INC. AND SUBSIDIARIES

                          Consolidated Balance Sheets

                           December 31, 2000 and 1999

 Asset                                                                    2000                        1999
                                                                   ----------------            ----------------
Cash and cash equivalents:
    Cash and due from banks                                        $     17,501,547                  12,113,652
     Short-term investments                                              25,743,118                  12,300,630
                                                                   ----------------            ----------------
                  Total cash and cash equivalents                        43,244,665                  24,414,282

Investment securities held to maturity, net
    (fair value of $19,218,000 in 2000 and $17,650,000                   18,886,677                  17,709,401
    in 1999)
Investment securities available for sale, at fair value                  19,847,480                  32,554,004

Mortgage-backed securities held to maturity, net (fair                      576,994                     334,451
value of $578,000 in 2000 and $330,000 in 1999)
                                                                   ----------------            ----------------
                  Total investment and mortgage-backed                   39,311,151                  50,597,856
                  securities
Loans:
    Commercial                                                          197,203,204                 163,469,045
    Consumer                                                             31,180,063                  24,826,156
    Real estate mortgage                                                 27,840,497                  22,360,282
                                                                   ----------------            ----------------
                  Total loans                                           256,223,764                 210,655,483

    Less unearned income                                                   (809,746)                   (703,849)
    Less allowance for loan losses                                       (5,193,263)                 (4,483,283)
                                                                   ----------------            ----------------
                  Net loans                                             250,220,755                 205,468,351

Bank premises and equipment, net                                          8,238,743                   9,009,661
Land held for sale, net                                                   1,530,290                   2,835,290
 Accrued interest income and other assets                                 5,817,824                   4,093,780
                                                                   ----------------            ----------------
                  Total assets                                     $    348,363,428                 296,419,220
                                                                   ================            ================

See accompanying notes to consolidated financial statements.

                      FNBH BANCORP, INC. AND SUBSIDIARIES

                          Consolidated Balance Sheets

                           December 31, 2000 and 1999

Liabilities and Stockholders' Equity                                                      2000                 1999
                                                                                 -----------------      ---------------
Deposits:
    Demand (non-interest bearing)                                                $      55,252,490           47,980,695
    NOW                                                                                 34,637,247           34,645,921
    Savings and money market accounts                                                   98,887,217           89,862,739
    Time                                                                               121,436,864           96,701,098
                                                                                 -----------------      ---------------
                  Total deposits                                                       310,213,818          269,190,453

FHLB advances                                                                            6,000,000                   --
Accrued interest, taxes, and other liabilities                                           3,262,975            1,917,121
                                                                                 -----------------      ---------------
                  Total liabilities                                                    319,476,793          271,107,574

Commitments and contingencies

Stockholders' equity:
    Common stock, $-0- par value. Authorized 4,200,000 shares;  1,567,748 shares issued and outstanding at December 31, 2000 and 1,565,203 shares issued
       and outstanding at December 31, 1999                                              5,025,476            4,919,280
    Retained earnings                                                                   24,027,158           20,723,357
     Unearned management retention plan                                                   (183,188)            (139,597)
    Accumulated other comprehensive income (loss)                                           17,189             (191,394)
                                                                              --------------------- --------------------
                  Total stockholders' equity                                            28,886,635           25,311,646
                                                                              --------------------- --------------------

                  Total liabilities and stockholders' equity              $            348,363,428          296,419,220

See accompanying notes to consolidated financial statements.

                      FNBH BANCORP, INC. AND SUBSIDIARIES

                        Consolidated Statement of Income

                 Years ended December 31, 2000, 1999, and 1999

Years Ended                                                        2000                1999               1998
                                                          --------------------  ------------------  -----------------
Interest and dividend income:
    Interest and fees on loans                            $        23,254,289          18,725,205         17,293,769
    Interest and dividends on investment and
       mortgage-backed securities:
           U.S. Treasury securities                                 1,159,774             999,431          1,230,696
           Obligations of other U.S. Government
              agencies                                                376,491             461,654            111,575
           Obligations of state and political
              subdivisions                                            913,065             838,532            780,637
           Other securities                                            67,717              64,975             44,600
    Interest on short-term investments                                275,656             507,499            449,102
                                                          --------------------  ------------------  -----------------
                 Total interest and dividend income                26,046,992          21,597,296         19,910,379
                                                          --------------------  ------------------  -----------------
Interest expense:
    Interest on deposits                                            9,592,538           7,961,603          7,389,692
    Interest on other borrowings                                      449,272               5,283             10,712
                                                          --------------------  ------------------  -----------------
                 Total interest expense                            10,041,810           7,966,886          7,400,404
                                                          --------------------  ------------------  -----------------
                 Net interest income                               16,005,182          13,630,410         12,509,975

Provision for loan losses                                           1,200,000             840,000            640,000
                                                          --------------------  ------------------  -----------------
                 Net interest income after
                    provision for loan losses                      14,805,182          12,790,410         11,869,975

Non-interest income:
    Service charges and other fee income                            2,322,591           1,762,678          1,537,841
    Trust income                                                      192,568             143,707             80,438
    Gain on sale of loans                                              74,354              43,262            274,361
    Other                                                              14,377              65,456             61,201
                                                          --------------------  ------------------  -----------------
                 Total non-interest income                          2,603,890           2,015,103          1,953,841
                                                          --------------------  ------------------  -----------------

See accompanying notes to consolidated financial statements.

                      FNBH BANCORP, INC. AND SUBSIDIARIES

                        Consolidated Statement of Income

                  Years ended December 31, 2000, 1999, and 1998

                                                                    2000             1999                1998
Years Ended                                                  ------------------  ---------------    ----------------
Non-interest expenses:
    Salaries and employee benefits                            $       5,441,548        4,832,475           4,314,012
    Net occupancy expense                                               773,865          689,777             600,472
    Equipment expense                                                   885,036          741,580             724,265
    Professional and service fees                                       456,723          460,742             273,824
    Printing and supplies                                               239,059          335,574             248,406
     Michigan Single Business Tax                                       262,200          164,600             201,900
    Provision for real estate losses                                    155,000          300,000             205,000
    Other                                                             1,975,133        2,018,447           1,669,710
                                                              ------------------  ---------------    ----------------
                Total non-interest expenses                          10,188,564        9,543,195           8,237,589
                                                              ------------------  ---------------    ----------------
                Income before Federal income taxes                    7,220,508        5,262,318           5,586,227

Federal income taxes                                                  2,115,000        1,547,000           1,679,500
                                                              ------------------  ---------------    ----------------

                Net income                                    $       5,105,508        3,715,318           3,906,727
                                                              ==================  ===============    ================

Basic and diluted net income per share                        $            3.26             2.38                2.49
                                                              ==================  ===============    ================

Cash dividends per share                                      $            1.15             1.10                1.05
                                                              ==================  ===============    ================

See accompanying notes to consolidated financial statements.

                      FNBH BANCORP, INC. AND SUBSIDIARIES

    Consolidated Statements of Stockholders' Equity and Comprehensive Income

                 Years ended December 31, 2000, 1999, and 1998

                                                                                   Unearned      Accumulated
                                                                                  management       other
                                                     Common          Retained      retention    comprehensive
                                                     stock           earnings        plan          income           Total
                                                  -----------      ------------   -----------   -------------   ------------
Balances at December 31, 1997                       5,250,000       16,467,201           --         14,824       21,732,025

Repurchase of 15,000 shares at $35 per share         (525,000)              --           --             --         (525,000)
Issued 2,365 shares for management
  retention plan                                       82,775               --      (82,775)            --               --
Issued 400 shares for directors' compensation          14,000               --           --             --           14,000
Amortization of management retention plan                  --               --       16,555             --           16,555

Comprehensive income:
  Net income                                               --        3,906,727           --             --        3,906,727
  Changes in unrealized gain on securities
     available for sale, net of tax                        --               --           --         (2,633)          (2,633)
                                                                                                                ------------
          Total comprehensive income                                                                              3,904,094

Cash dividends ($1.05 per share)                           --       (1,645,141)          --             --       (1,645,141)
                                                  ------------     ------------   ----------    -----------     ------------
Balances at December 31, 1998                       4,821,775       18,728,787      (66,220)        12,191       23,496,533

Issued 2,435 shares for management
  retention plan                                       97,400               --      (97,400)            --               --
Issued 3 shares for employee awards                       105               --           --             --              105
Amortization of management retention plan                  --               --       24,023             --           24,023

Comprehensive income:
  Net income                                               --        3,715,318           --             --        3,715,318
  Changes in unrealized gain (loss) on securities
    available for sale, net of tax                         --               --           --       (203,585)        (203,585)
                                                                                                                ------------
          Total comprehensive income                                                                              3,511,733

Cash dividends ($1.10 per share)                           --       (1,720,748)          --             --       (1,720,748)
                                                  ------------     ------------   ----------   ------------     ------------
Balances at December 31, 1999                     $ 4,919,280       20,723,357     (139,597)      (191,394)      25,311,646

Issued 2,545 shares for management
  retention plan                                      106,890               --     (106,890)            --               --
Retired 337 shares for management
  retention plan                                      (12,725)              --       12,725             --               --
Issued 337 shares for employee stock                   12,031               --                          --           12,031
  purchase plan
Amortization of management retention plan                  --               --       50,574             --           50,574

Comprehensive income:
  Net income                                               --        5,105,508           --             --        5,105,508
  Changes in unrealized gain on securities
    available for sale, net of tax                         --               --           --        208,583          208,583
                                                                                                                ------------
          Total comprehensive income                                                                              5,314,091

Cash dividends ($1.15 per share)                           --       (1,801,707)          --             --       (1,801,707)
                                                  ------------     ------------   ----------   ------------     ------------
 Balances at December 31, 2000                    $ 5,025,476       24,027,158     (183,188)        17,189       28,886,635
                                                  ============     ============   ==========   ============     ============

See accompanying notes to consolidated financial statements.

                      FNBH BANCORP, INC. AND SUBSIDIARIES

                      Consolidated Statement of Cash Flows

                  Years ended December 31, 2000, 1999, and 1998

                                                                        2000               1999                   1998
                                                                  ---------------    --------------        ---------------
Cash flows from operating activities:
   Net income                                                     $    5,105,508         3,715,318              3,906,727
   Adjustments to reconcile net income to net cash
     provided by operating activities:
       Provision for loan losses                                       1,200,000           840,000                640,000
       Depreciation and amortization                                     912,832           760,047                681,339
       Deferred Federal income tax benefit                              (337,000)         (235,600)              (261,800)
       Net amortization on investment securities                          20,635            88,233                 44,771
       Earned portion of management retention plan                        50,574            24,023                 16,555
       Loss on disposal of equipment                                      80,800            18,358                 20,668
       Gain on sale of loans                                             (74,354)          (43,262)              (274,361)
       Proceeds from sale of loans                                     9,336,943        16,044,643             18,030,745
       Origination of loans held for sale                             (9,470,567)      (16,080,472)           (18,305,410)
       Provision for real estate losses                                  155,000           300,000                205,000
       Increase in accrued interest income and
             other assets                                               (237,044)         (109,238)            (2,121,678)
       Increase (decrease) in accrued interest, taxes,
             and other liabilities                                     1,238,554           (30,241)              (236,154)
                                                                  ---------------    --------------        ---------------
                Net cash provided by operating activities              7,981,881         5,291,809              2,346,402

Cash flows from investing activities:
   Purchases of available-for-sale securities                        (10,982,824)      (17,157,030)           (16,067,003)
   Proceeds from maturities of available-for-sale
     securities                                                       24,000,000         3,000,000             10,000,000
   Purchases of held-to-maturity securities                           (2,496,204)       (2,919,503)            (3,865,946)
   Proceeds from maturities and calls of held-to-
     maturity securities                                                 605,000         4,268,000             14,490,000
   Repayments from mortgage-backed securities
     held to maturity                                                    455,981           460,169                472,876
   Purchase of loans                                                  (2,325,000)               --                     --
   Net increase in loans                                             (43,419,426)      (25,181,161)           (26,536,607)
   Capital expenditures                                                 (222,714)       (2,498,605)            (3,017,056)
                                                                  ---------------    --------------        ---------------
                Net cash used in investing activities                (34,385,187)      (40,028,130)           (24,523,736)

See accompanying notes to consolidated financial statements.

                      FNBH BANCORP, INC. AND SUBSIDIARIES

                      Consolidated Statement of Cash Flows

                  Years ended December 31, 2000, 1999, and 1998

                                                                        2000                1999               1998
                                                                ------------------  ------------------ ------------------
Cash flows from financing activities:
    Net increase in deposits                                     $     41,023,365          29,633,689         37,257,573
    Increase in borrowings                                              6,000,000                  --                 --
    Dividends paid                                                    (1,801,707)          (1,720,748)        (1,645,141)
    Shares issued for employee purchase plan                               12,031                  --                 --
    Shares repurchased                                                         --                  --           (525,000)
                                                                 -----------------  ------------------ ------------------
             Net cash provided by financing activities                 45,233,689          27,912,941         35,087,432

             Net increase (decrease) in cash and
                cash equivalents                                       18,830,383          (6,823,380)        12,910,098

Cash and cash equivalents at beginning of year                         24,414,282          31,238,662         18,738,564
                                                                 -----------------  ------------------ ------------------
Cash and cash equivalents at end of year                         $     43,244,665          24,415,282         31,648,662
                                                                 =================  ================== ==================
Supplemental disclosures:
    Interest paid                                                $      9,272,543           7,904,981          7,397,252
    Federal income taxes paid                                           2,208,000           1,607,000          2,085,000

    Supplemental schedule of noncash investing and
     financing activities:
          Loans transferred to other real estate                          649,203             900,000            335,713
          Loans charged off                                               608,520             485,657            301,674
                                                                 =================  ================== ==================

See accompanying notes to consolidated financial statements.

                      FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


                       December 31, 2000, 1999, and 1998


(1)    Summary of Significant Accounting Policies

     (a)    Principles of Consolidation

          The consolidated financial statements include the accounts of FNBH Bancorp, Inc. and its wholly-owned subsidiaries, First National Bank in Howell and H.B. Realty Co. All significant intercompany balances and transactions have been eliminated.

          First National Bank in Howell ("Bank") is a full-service bank offering a wide range of commercial and personal banking services. These services include checking accounts, savings accounts, certificates of deposit, commercial loans, real estate loans, installment loans, collections, traveler's checks, night depository, safe deposit box, U.S. Savings Bonds, and trust services. The Bank serves primarily four communities - Howell, Brighton, Hartland, and Fowlerville - all of which are located in Livingston County, Michigan.

          H.B. Realty Co. was established on November 26, 1997 to purchase land for a future branch site of the Bank and to hold title to other Bank real estate when it is considered prudent to do so.

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The accounting and reporting policies of FNBH Bancorp, Inc. and subsidiaries ("Corporation") conform to accounting principles generally accepted in the United States of America and to general practice within the banking industry. The following is a description of the more significant of these policies.

     (b)    Investment and Mortgage-backed Securities

          Investment securities held to maturity are those securities which management has the ability and positive intent to hold to maturity. Investment securities held to maturity are stated at cost, adjusted for amortization of premium and accretion of discount.

          Investment securities that fail to meet the ability and positive-intent criteria are accounted for as securities available for sale and stated at fair value, with unrealized gains and losses, net of income taxes, reported as a separate component of other comprehensive income until realized.

          Trading account securities are carried at fair value. Realized and unrealized gains or losses on trading securities are included in non-interest income.

          Gains or losses on the sale of securities are computed based on the adjusted cost of the specific security.

                      FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


                       December 31, 2000, 1999, and 1998

     (c)    Loans

          Loans are stated at their principal amount outstanding, net of an allowance for loan losses. Interest on loans is accrued daily based on the outstanding principal balance. Loan origination fees and certain direct loan origination costs are deferred and recognized over the lives of the related loans as an adjustment of the yield. Mortgage loans held for sale are carried at the lower of cost or market, determined on a net aggregate basis. Market is determined on the basis of delivery prices in the secondary mortgage market. When loans are sold, gains and losses are recognized based on the specific identification method.

          The Bank originates mortgage loans for sale to the secondary market and sells the loans with servicing retained.

          The total cost of mortgage loans originated with the intent to sell is allocated between the loan servicing right and the mortgage loan without servicing, based on their relative fair value at the date of origination. The capitalized cost of loan servicing rights is amortized in proportion to, and over the period of, estimated net future servicing revenue.

          Mortgage servicing rights are periodically evaluated for impairment. For purposes of measuring impairment, mortgage servicing rights are stratified based on predominant risk characteristics of the underlying serviced loans. These risk characteristics include loan type, term, year originated, and note rate. Impairment represents the excess of cost of an individual mortgage servicing rights stratum over its fair value and is recognized through a valuation allowance.

          Fair values for individual strata are based on quoted market prices for comparable transactions, if available, or estimated fair value. Estimates of fair value include assumptions about prepayment, default and interest rates, and other factors which are subject to change over time. Changes in these underlying assumptions could cause the fair value of mortgage servicing rights, and the related valuation allowance, to change significantly in the future.

     (d)    Allowance for Loan Losses

          The allowance for loan losses is based on management's periodic evaluation of the loan portfolio and reflects an amount that, in management's opinion, is adequate to absorb losses in the existing portfolio. In evaluating the portfolio, management takes into consideration numerous factors, including current economic conditions, prior loan loss experience, the composition of the loan portfolio, and management's evaluation of the collectibility of specific loans. Although the Bank evaluates the adequacy of the allowance for loan losses based on information known to management at a given time, various regulatory agencies, as part of their normal examination process, may require future additions to the allowance for loan losses.

          Impaired loans have been identified in accordance with provisions of Statement of Financial Accounting Standards ("SFAS") No. 114. The Bank considers a loan to be impaired when it is probable that it will be unable to collect all or part of amounts due according to the contractual terms of the loan agreement. Impaired loans are measured based on the present value of expected cash flows discounted at the loan's effective interest rate or, as a practical expedient, at a loan's observable market price, or the fair value of the collateral if the loan is collateral dependent.

                      FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


                       December 31, 2000, 1999, and 1998


     (e)    Nonperforming Assets

          The Bank charges off all or part of loans when amounts are deemed to be uncollectible, although collection efforts may continue and future recoveries may occur.

          Nonperforming assets are comprised of loans for which the accrual of interest has been discontinued, loans for which the terms have been renegotiated to less than market rates due to a serious weakening of the borrower's financial condition, loans 90 days past due and still accruing, and other real estate, which has been acquired primarily through foreclosure and is awaiting disposition.

          Loans are generally placed on a nonaccrual basis when principal or interest is past due 90 days or more and when, in the opinion of management, full collection of principal and interest is unlikely. At the time a loan is placed on nonaccrual status, interest previously accrued but not yet collected is charged against current income. Income on such loans is then recognized only to the extent that cash is received and where future collection of principal is probable.

          Interest income on impaired loans is accrued based on the principal amounts outstanding. The accrual of interest is discontinued when an impaired loan becomes 90 days past due. The Bank utilized the "fair value of collateral" method to measure impairment, as virtually all of the loans considered to be impaired are commercial mortgage loans.

     (f)    Real Estate

          Other real estate owned at the time of foreclosure is recorded at the lower of the Bank's cost of acquisition or the asset's fair market value, net of disposal cost, which becomes the property's new basis. Any write-downs at date of acquisition are charged to the allowance for loan losses. Expenses incurred in maintaining assets and subsequent write-downs to reflect declines in value are charged to other expense.

          Real estate held for sale is recorded at the lower of carrying amount or estimated fair value less estimated disposal costs. Subsequent declines in estimated fair value and/or disposal costs are recorded as a component of non-interest expense.

     (g)    Bank Premises and Equipment

          Bank premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization, computed on the straight-line method, are charged to operations over the estimated useful lives of the assets.

     (h)    Federal Income Taxes

          Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                      FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


                       December 31, 2000, 1999, and 1998


     (i)    Statements of Cash Flows

          For purposes of reporting cash flows, cash equivalents include amounts
          due  from  banks  and   federal   funds  sold  and  other   short-term
          investments.

     (j)    Comprehensive Income

          SFAS No. 130, Reporting Comprehensive Income established standards for the reporting and display of comprehensive income and its components (such as changes in unrealized gains and losses on securities available for sale) in a financial statement that is displayed with the same prominence as other financial statements. In accordance with the adoption of SFAS No. 130, the Bank reports comprehensive income within the statement of stockholders' equity. Comprehensive income include s net income and any changes in equity from non-owner sources that bypass the income statement.

     (k)    Earning Per Share

          Earnings per share of common stock are based on the weighted average number of common shares outstanding during the year.

(2)    Investment and Mortgage-backed Securities

     A summary of the amortized cost and approximate fair value of investment securities at December 31, 2000 follows:

                                             Held to maturity                       Available for sale
                                      -------------------------------       -------------------------------
                                      Amortized         Approximate         Amortized           Approximate
                                        cost            fair value             cost             fair value
                                     ------------     ---------------      -------------       ------------
       U.S. Treasury and agency
         securities                  $         --                  --         18,988,741         19,014,730
       Obligations of states and
         political subdivisions        18,886,677          19,218,000                 --                 --
       Federal Reserve Bank stock              --                  --             44,250             44,250
       Federal Home Loan Bank stock            --                  --            788,500            788,500
                                     ------------      --------------      -------------      -------------
                                       18,886,677          19,218,000         19,821,491         19,847,480

       Mortgage-backed securities         576,994             578,000                 --                 --
                                     ------------      --------------      -------------      -------------
                                     $ 19,463,671          19,796,000         19,821,491         19,847,480
                                     ============      ==============      =============      =============

                      FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


                       December 31, 2000, 1999, and 1998

     A summary of unrealized gains and losses on investment securities at December 31, 2000 follows:

                                                      Held to maturity                       Available for sale
                                            --------------------------------------  -------------------------------------
                                                  Gross               Gross              Gross               Gross
                                               unrealized          unrealized          unrealized          unrealized
                                                  gains              losses              gains               losses
                                            ------------------  ------------------  -----------------   -----------------
      U.S. Treasury and agency securities
                                             $        --                 --             59,585              33,596
      Obligations of states and
      political subdivisions                     377,574             45,976                 --                  --
      Mortgage-backed securities                   1,232                501                 --                  --
                                            ------------------  ------------------  -----------------   -----------------

                                              $  378,806              46,477            59,585              33,596
                                            ==================  ==================  =================   =================

     The amortized cost and approximate fair value of investment securities at December 31, 2000, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                 Held to maturity                      Available for sale
                                    -----------------------------------    -----------------------------------
                                       Amortized          Approximate           Amortized        Approximate
                                          cost            fair value              cost            fair value
                                    ---------------     ---------------    ----------------    ---------------
      Due in one year or less           $  895,045             899,000          13,975,405         14,002,391
      Due after one year through
      five years                         7,684,910           7,863,000           5,013,336          5,012,339
      Due after five years through
      ten years                         10,306,722          10,456,000                  --                 --
                                    ---------------     ---------------    ----------------    ---------------
                                        18,886,677          19,218,000          18,988,741         19,014,730

      Federal Reserve Bank stock                --                  --              44,250             44,250
      Federal Home Loan Bank stock              --                  --             788,500            788,500
      Mortgage-backed securities
      (principally short-term)             576,994             578,000                  --                 --
                                    ---------------     ---------------    ----------------    ---------------
                                     $  19,463,671          19,796,000          19,821,491         19,847,480
                                    ===============     ===============    ================    ===============

                      FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


                       December 31, 2000, 1999, and 1998


The amortized cost and approximate fair value of investment securities of states (including all their political subdivisions) that individually exceeded 10% of stockholders' equity at December 31, 2000 and 1999 are as follows:

                                                        2000                                      1999
                                       ---------------------------------------   ---------------------------------------
                                          Amortized           Approximate            Amortized          Approximate
                                             cost             fair value              cost              fair value
                                       -----------------   -------------------   ------------------  -------------------
       State of Michigan               $   10,981,883          11,132,000            10,652,008          10,620,000
                                       =================   ===================   ==================  ===================

Investment securities, with an amortized cost of approximately $1,800,000 at December 31, 2000 and 1999, were pledged to secure public deposits and for other purposes as required or permitted by law.

A summary of the amortized cost and approximate fair value of investment securities at December 31, 1999 follows:

                                                   Held to maturity                        Available for sale
                                         --------------------------------------  ---------------------------------------
                                           Amortized           Approximate         Amortized            Approximate
                                              cost              fair value           cost               fair value
                                         ----------------   -------------------  -----------------  --------------------
       U.S. Treasury and agency
       securities                        $           --                 --          32,011,148         31,721,254
       Obligations of states and
       political subdivisions                17,709,401         17,650,000                  --                 --
       Federal Reserve Bank stock                    --                 --              44,250             44,250
       Federal Home Loan Bank stock                  --                 --             788,500            788,500
                                         ----------------   -------------------  -----------------  --------------------
                                             17,709,401         17,650,000          32,843,898         32,554,004
       Mortgage-backed securities               334,451            330,000                  --                 --
                                         ----------------   -------------------  -----------------  --------------------
                                          $  18,043,852         17,980,000          32,843,898         32,554,004
                                         ================   ===================  =================  ====================

                      FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


                       December 31, 2000, 1999, and 1998


A summary of unrealized gains and losses on investment securities at December 31, 1999 follows:

                                                        Held to maturity                     Available for sale
                                               -----------------------------------   -----------------------------------
                                                    Gross              Gross              Gross              Gross
                                                 unrealized         unrealized         unrealized         unrealized
                                                    gains             losses              gains             losses
                                               ----------------   ----------------   ----------------   ----------------
       U.S. Treasury and agency
       securities                              $         --                 --             147              290,041
       Obligations of states and
       political subdivisions                       168,724            228,125              --                   --
       Mortgage-backed securities                        --              4,451              --                   --
                                               --------------   ----------------   ----------------   ----------------
                                               $    168,724            232,576             147              290,041
                                               ==============   ================   ================   ================


(3)    Advances from Federal Home Loan Bank

The Bank has a borrowing capacity of approximately $16,000,000 with the Federal Home Loan Bank of Indianapolis (" FHLB") and had FHLB advances outstanding of $6,000,000 and $-0- at December 31, 2000 and 1999, respectively. Variable- or fixed-rate advances are available with terms ranging from one day to ten years. An outstanding advance requires 145% collateral coverage by one-to-four family whole mortgage loans, government and agency securities, highly rated private mortgage-backed securities, or deposits at the FHLB. A summary of outstanding advances at December 31, 2000 follows:

                                                        Weighted-
                                                         average
                                                         interest
                                  Maturity                 rate                Amount
                                  --------             -----------         ------------
                              Fixed rate:
                              Within one year             7.29%            $     207,089
                              Two years                   7.29                   223,656
                              Three years                 7.29                   241,547
                              Four years                  7.29                   260,872
                              Five years                  7.18                 3,281,742
                              Thereafter                  7.29                 1,785,094
                                                                           --------------
                                                                           $   6,000,000
                                                                           ==============

(4)    Loans

Loans on nonaccrual amounted to $608,000, $173,000, and $1,519,000 at December 31, 2000, 1999, and 1998, respectively. If these loans had continued to accrue interest in accordance with their original terms, approximately $87,000, $21,000, and $110,000 of interest income would have been recognized in 2000, 1999, and 1998, respectively. The Bank had no troubled-debt restructured loans at December 31, 2000 and 1999.

                      FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


                       December 31, 2000, 1999, and 1998


  Details of past-due and nonperforming loans follow:

                                                        90 days past due and
                                                            still accruing                       Nonaccrual
                                                     ------------------------------   ----------------------------------
                                                         2000             1999             2000               1999
                                                     --------------   -------------   ---------------    ---------------
       Commercial and mortgage loans secured by
       real estate                                   $    164,000             --          387,000            93,000
       Consumer loans                                      22,000          3,000           28,000            40,000
       Commercial and other loans                          23,000          1,000          193,000            40,000
                                                     --------------   -------------   ---------------    ---------------
                                                     $    209,000          4,000          608,000           173,000
                                                     ==============   =============   ===============    ===============

Impaired loans totaled  $3,900,000,  $3,400,000,  and $4,300,000 at December 31,
2000, 1999, and 1998, respectively. Specific reserves relating to these loans were $1,900,000, $900,000, and $500,000 at December 31, 2000, 1999, and 1998,
respectively. These reserves were calculated in accordance with SFAS No. 114. There were no loans considered impaired for which there was no related specific reserve.

Cash receipts received and recognized as income on impaired loans approximated $306,000, $313,000, and $291,000 for the years ended December 31, 2000, 1999, and 1998, respectively. Average impaired loans for the years ended December 31, 2000, 1999, and 1998 were approximately $5,200,000, $4,600,000, and $3,800,000, respectively.

Loans serviced for others were approximately $53,400,000, $49,500,000, and $44,300,000 at December 31, 2000, 1999, and 1998, respectively.

The Bank capitalized $27,000, $79,000, and $115,000 in mortgage servicing rights and incurred approximately $44,000, $52,000, and $33,000 in related amortization expense during 2000, 1999, and 1998, respectively. At December 31, 2000 and 1999, these mortgage servicing rights had a book value of $195,000 and $212,000 and fair value of approximately $390,000 and $380,000, respectively. Mortgage loans with mortgage servicing rights capitalized totaled approximately $34,000,000 at December 31, 2000 and $33,000,000 at December 31, 1999. No
valuation allowance for capitalized mortgage servicing rights was considered necessary as of December 31, 2000 and 1999.

Included in real estate loans at December 31, 2000 and 1999 were approximately $181,000 and $-0-, respectively, of fixed-rate mortgage loans held for sale.

The Bank's primary market area is considered to be Livingston County, Michigan. The Bank is not dependent upon any single industry or business for its banking opportunities.

Certain directors and executive officers, including their immediate families and companies in which they are principal owners, were loan customers of the Bank during 2000 and 1999. Such loans were made in the ordinary course of business in accordance with the Bank's normal lending policies, including the interest rate charged and collateralization, and do not represent more than a normal credit risk.

                      FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


                       December 31, 2000, 1999, and 1998


     Loans to related parties are summarized below for the periods indicated:

                                                                                 2000                  1999
                                                                           ----------------     ----------------
       Balance at beginning of year                                         $     798,000             714,000

       New loans                                                                   24,000             235,000
       Loan repayments                                                           (326,000)           (151,000)
                                                                            ---------------     ----------------
       Balance at end of year                                               $     496,000             798,000
                                                                            ===============     ================

(5)    Allowance for Loan Losses

     The following represents a summary of the activity in the allowance for loan losses for the years ended December 31, 2000, 1999, and 1998:

                                                                       2000               1999                1998
                                                                 -----------------   ----------------    ---------------
       Balance at beginning of year                              $   4,483,283          3,958,008           3,423,847

       Provision charged to operations                               1,200,000            840,000             640,000
       Loans charged off                                              (608,520)          (485,657)           (301,674)
       Recoveries of loans charged off                                 118,500            170,932             195,835
                                                                 -----------------   ----------------    ---------------
       Balance at end of year                                    $   5,193,263          4,483,283           3,958,008
                                                                 =================   ================    ===============

(6)    Bank Premises and Equipment

     A  summary  of  bank  premises  and  equipment,   and  related  accumulated
     depreciation and amortization at December 31, 2000 and 1999 follows:

                                                                                        2000                 1999
                                                                                  -----------------    -----------------
       Land and land improvements                                                 $   2,368,791            2,368,791
       Bank premises                                                                  6,496,071            6,523,383
       Furniture and equipment                                                        4,574,756            4,718,009
                                                                                  -----------------    -----------------
                                                                                     13,439,618           13,610,183

       Less accumulated depreciation and amortization                                (5,200,875)          (4,600,522)
                                                                                  -----------------    -----------------

                                                                                  $   8,238,743            9,009,661
                                                                                  =================    =================

(7)    Land Held for Sale

     In 1997, the Bank purchased an option for $900,000 and, in 1998, exercised that option for approximately $3,000,000 for a tract of land. Subsequent improvements to the land were made amounting to approximately $200,000.

                      FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


                       December 31, 2000, 1999, and 1998


     During 1998, the Bank allocated approximately $800,000 of the carrying value of the property to land for a branch site. During 2000, one parcel of the property was sold. The remaining property is held for sale.

     The Bank also reduced the carrying cost of the land held for sale by approximately $155,000, $300,000, and $205,000 during 2000, 1999, and 1998, respectively, to provide for estimated disposal costs and/or decline in estimated market value. These charges are included as a component of non-interest expense.

(8)    Time Certificates of Deposit

     At December 31, 2000, the scheduled maturities of time deposits with a remaining term of more than one year were:

                  Year of maturity:
                  2002                                                              $    36,112,665
                  2003                                                                    3,769,746
                  2004                                                                    1,439,043
                  2005                                                                    3,211,202
                  2006 and beyond                                                           451,185
                                                                                    -----------------
                                                                                    $    44,983,841
                                                                                    =================

     Included in time deposits are certificates of deposit in amounts of $100,000 or more. These certificates and their remaining maturities at December 31, 2000, 1999, and 1998 are as follows:

                                                                  2000                  1999                 1998
                                                           -------------------    -----------------    -----------------
       Three months or less                                $    12,583,794              5,436,960            3,692,410
       Three through six months                                  8,415,061              5,190,724            7,529,933
       Six through twelve months                                 4,954,522              6,731,297            6,610,965
       Over twelve months                                        7,159,896              5,073,865              248,332
                                                           -------------------    -----------------    -----------------
                                                           $    33,113,273             22,432,846           18,081,640
                                                           ===================    =================    =================

     Interest   expense   attributable   to  the  above  deposits   amounted  to
     approximately $1,516,000, $1,167,000, and $968,000 in 2000, 1999, and 1998,
     respectively.

(9)    Federal Income Taxes

     Federal income tax expense (benefit) consists of:

                                                                    2000                1999                1998
                                                              -----------------   -----------------    ----------------
       Current                                                $   2,452,000           1,782,600            1,941,300
       Deferred                                                    (337,000)           (235,600)            (261,800)
                                                              -----------------   -----------------    ----------------
                                                              $   2,115,000           1,547,000            1,679,500
                                                              =================   =================    ================

                      FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


                       December 31, 2000, 1999, and 1998

     Federal income tax expense differed from the amounts computed by applying the U.S. Federal income tax rate of 34% to pretax income as a result of the following:

                                                                     2000                1999                1998
                                                               ------------------  -----------------   -----------------
       Computed "expected" tax expense                         $   2,455,000            1,789,200           1,899,300
       Increase (reduction) in tax resulting from:
        Tax-exempt interest and dividends, net                      (379,300)            (294,600)           (247,800)
       Other, net                                                     39,300               52,400              28,000
                                                               ------------------  -----------------   -----------------
                                                               $   2,115,000            1,547,000           1,679,500
                                                               ==================  =================   =================

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2000 and 1999 are presented below:

                                                                                       2000                  1999
                                                                                  ----------------     -----------------
       Deferred tax assets:
       Allowance for loan losses                                                  $   1,630,700            1,389,500
       Deferred loan fees                                                                11,700               28,000
       Unrealized loss on securities available for sale                                      --               98,500
       Other                                                                            499,800              346,300
                                                                                  ----------------     -----------------
       Total gross deferred tax assets                                                2,142,200            1,862,300

       Deferred tax liabilities:
       Unrealized gain on securities available for sale                                   8,800                   --
       Other                                                                            189,200              147,800
                                                                                  ----------------     -----------------
       Total gross deferred tax liabilities                                             198,000              147,800
                                                                                  ----------------     -----------------
       Net deferred tax asset                                                     $   1,944,200            1,714,500
                                                                                  ================     =================

     The deferred tax assets are subject to certain asset realization tests. Management believes no valuation allowance is required at December 31, 2000, due to the combination of potential recovery of tax previously paid and the reversal of certain deductible temporary differences.

                      FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


                       December 31, 2000, 1999, and 1998


(10)   Leases

     The Bank has a noncancelable operating lease that provides for renewal options.

     Future minimum lease payments under the noncancelable lease as of December 31, 2000 are as follows:

                        Year ending
                        December 31
                        -----------
                           2001                                                   $   38,000
                           2002                                                       39,250
                           2003                                                       43,000
                           2004                                                       43,000
                           2005                                                       43,000
                           Later years through 2007                                   75,250
                                                                                --------------
                                                                                  $   281,500
                                                                                ==============

     Rental  expense  charged to operations in 2000,  1999, and 1998 amounted to
     approximately  $41,000,  $42,000,  and  $41,000,  respectively,   including
     amounts paid under short-term, cancelable leases.

(11)   Pension Plan

     The Bank sponsors a defined contribution money purchase thrift plan covering all employees 21 years of age or older who have completed one year of service as defined in the plan agreement. Contributions are equal to 5% of total employee earnings plus 50% of employee contributions (limited to 10% of their earnings), or the maximum amount permitted by the Internal Revenue Code. The pension plan expense of the Bank for 2000, 1999, and 1998 was approximately $245,000, $236,000, and $222,000, respectively.

(12)   Management Retention Plan

     Restricted stock was awarded to key employees beginning in 1998, providing for the immediate award of the Corporation's stock, subject to a vesting period which takes place over five years. The awards are recorded at fair market value and amortized into salaries expense over the vesting period. The amount of compensation costs related to restricted stock awards included in salary expense in 2000, 1999, and 1998 amounted to $50,574, $24,023, and $16,555, respectively.

(13)   Financial Instruments with Off-balance-Sheet Risk

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments are loan commitments to extend credit and letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amounts recognized in the consolidated balance sheets.

                      FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


                       December 31, 2000, 1999, and 1998

     The Bank's exposure to credit loss in the event of the nonperformance by the other party to the financial instruments for loan commitments to extend credit and letters of credit is represented by the contractual amounts of these instruments. The Bank uses the same credit policies in making credit commitments as it does for on-balance-sheet loans.

     Financial instruments whose contract amounts represent credit risk at December 31, 2000 and 1999 are as follows:

                                                                                       2000                  1999
                                                                                 ------------------    -----------------
       Fixed rate                                                                $     6,600,000             3,700,000
       Variable rate                                                                  29,100,000            36,300,000
                                                                                 ------------------    -----------------

       Total credit commitments                                                  $    35,700,000            40,000,000
                                                                                 ==================    =================

       Letters of credit                                                         $    2,030,000              1,048,000
                                                                                 ==================    =================

     Loan commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable; inventory; property, plant, and equipment; residential real estate; and income-producing commercial properties. Market risk may arise if interest rates move adversely subsequent to the extension of commitments.

     Letters of credit written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. All letters of credit are short-term guarantees of one year or less. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The Bank primarily holds real estate as collateral supporting those commitments for which collateral is deemed necessary. The extent of collateral held on those commitments at December 31, 2000 and 1999 is in excess of the committed amount.

(14)   Capital

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital classification is also subject to qualitative judgments by regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and Tier 1 capital (as defined) to average assets (as defined).

                      FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


                       December 31, 2000, 1999, and 1998

     The most recent notification from the Office of the Comptroller of the Currency categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

     The Bank's actual capital amounts and ratios are also presented in the following table as of December 31, 2000 and 1999:

                                                                                                          To be well
                                                                                                       capitalized under
                                                                              For capital              prompt corrective
                                                     Actual                 adequacy purposes          action provisions
                                         -----------------------------   -----------------------   ------------------------
                                            Amount            Ratio        Amount        Ratio       Amount        Ratio
                                         --------------     ----------   ------------   --------   ------------   ---------
       As of December 31, 2000:
        Total capital
         (to risk-weighted assets)        $   29,658,000       11.00%   $ 21,572,000       8%      $ 26,965,000      10%

        Tier 1 capital
         (to risk-weighted assets)            26,292,000        9.75%     10,786,000       4%        16,179,000       6%

        Tier 1 capital
         (to average assets)                  26,292,000        8.02%     13,121,000       4%        16,401,000       5%

       As of December 31, 1999:
        Total capital
         (to risk-weighted assets)            24,811,000       11.15%     17,794,900       8%        22,243,500      10%

        Tier 1 capital
         (to risk-weighted assets)            22,031,000        9.90%      8,897,400       4%        11,121,750       6%

        Tier 1 capital
         (to average assets)                  22,031,000        7.74%     11,029,000       4%        13,786,200       5%
                                           ==============   ==========   ============  =======      ============   =========

(15)   Net Income Per Common Share

     Basic net income per common share is computed by dividing net income applicable to common stock by the weighted average number of shares of common stock outstanding during the period. Diluted net income per common share is computed by dividing net income applicable to common stock by the weighted average number of shares, and potential common stock, such as stock options outstanding during the period, of which there were none.

                                                                          Year ended December 31
                                                        -----------------------------------------------------------
                                                              2000                1999                 1998
                                                        ------------------  ------------------   ------------------
       Basic -
                average shares outstanding              $    1,566,390           1,563,996            1,570,537
                                                        ==================  ==================   ==================
       Net income                                       $    5,105,508           3,715,318            3,906,727
                                                        ==================  ==================   ==================
       Net income applicable to common stock            $    5,105,508           3,715,318            3,906,727
                                                        ==================  ==================   ==================
       Basic net income per share                       $         3.26                2.38                 2.49
                                                        ==================  ==================   ==================

                      FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


                       December 31, 2000, 1999, and 1998


(16)   Contingent Liabilities

     The Bank is subject to various claims and legal proceedings arising out of the normal course of business, none of which, in the opinion of management, based on the advice of legal counsel, is expected to have a material effect on the Bank's financial position or results of operations.

(17)   Fair Value of Financial Instruments

     SFAS No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of fair-value information about financial instruments for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair-value estimates cannot be substantiated by comparison to independent markets and, in many cases, cannot be realized in immediate settlement of the instrument.

     Fair-value methods and assumptions for the Bank's financial instruments are as follows:

     Cash  and  Cash   Equivalents  -  The  carrying  amounts  reported  in  the
     consolidated   balance  sheet  for  cash  federal   funds  and   short-term
     investments sold reasonably approximate those assets' fair values.

     Investment and Mortgage-backed Securities - Fair values for investment and mortgage-backed securities are based on quoted market prices.

     Loans - For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are generally based on carrying values. The fair value of fixed-rate loans is estimated by discounting future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

     FHLB Advances - The fair value of FHLB advances is estimated based on quoted market prices.

     Accrued Interest Income - The carrying amount of accrued interest income is a reasonable estimate of fair value.

     Deposit Liabilities - The fair value of deposits with no stated maturity, such as demand deposit, savings, NOW, and money market accounts, is equal to the amount payable on demand. The fair value of certificates of deposit is estimated using rates currently offered for deposits with similar remaining maturities.

     Accrued Interest Payable - The carrying amount of accrued interest payable is a reasonable estimate of fair value.

     Off-Balance-Sheet Instruments - The fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of commitments to extend credit, including letters of credit, approximates book value of $700,000 and $450,000 at December 31, 2000 and 1999,
     respectively.

                      FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


                       December 31, 2000, 1999, and 1998

     The estimated fair values of the Bank's financial instruments are as follows:

                                                         2000                                   1999
                                          ------------------------------------   ------------------------------------
                                              Carrying             Fair             Carrying              Fair
                Financial Assets               value               value              value              value
                                          -----------------   ----------------   ----------------   -----------------
       Cash and cash equivalents          $   43,245,000          43,200,000         24,414,000          24,000,000
       Investment and mortgage-
         backed securities                    39,311,000          39,600,000         50,598,000          50,500,000
       Loans, net                            250,221,000         248,400,000        205,468,000         203,100,000
       Accrued interest income                 2,408,000           2,400,000          1,841,000           1,800,000

             Financial Liabilities

       Deposits:
         Demand                                55,252,000          55,300,000         47,981,000         48,000,000
         NOW                                   34,637,000          34,600,000         34,646,000         34,600,000
         Savings and money
           market accounts                     98,887,000          98,900,000         89,863,000         89,900,000
         Time                                 121,437,000         122,300,000         96,701,000         97,000,000
         FHLB advances                          6,000,000           6,300,000                 --                 --
         Accrued interest payable                 993,000           1,000,000            628,000            600,000
                                          ================    ================   ================   ================

     Limitations

     Fair-value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discounts that could result from offering for sale at one time the Corporation's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Corporation's financial instruments, fair-value estimates are based on judgments regarding future loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment, and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

(18)   Dividend Restrictions

     On a parent company-only basis, the Corporation's only source of funds is dividends paid by the Bank. The ability of the Bank to pay dividends is subject to limitations under various laws and regulations, and to prudent and sound banking principles. The Bank may declare a dividend without the approval of the Office of Comptroller of the Currency ("OCC"), unless the total dividend in a calendar year exceeds the total of its net profits for the year combined with its retained profits of the two preceding years. Under these provisions, approximately $4,600,000 was available for dividends on December 31, 2000 without the approval of the OCC.

                      FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


                       December 31, 2000, 1999, and 1998


(19)   Condensed Financial Information - Parent Company Only

     The condensed balance sheets at December 31, 2000 and 1999, and the condensed statements of income and cash flows for the years ended December 31, 2000, 1999, and 1998, of FNBH Bancorp, Inc. follow:

                                                   Condensed Balance Sheets

                                                                               2000                   1999
                                                                         ------------------     ------------------
       Assets:
        Cash                                                             $         31,920                 18,784
        Investment in subsidiaries:
         First National Bank in Howell                                         26,309,256             21,839,986
         H.B. Realty Co.                                                        2,442,490              3,399,472
         Other assets                                                             115,719                 59,654
                                                                         ------------------     ------------------
                                                                         $     28,899,385             25,317,896
                                                                         ==================     ==================
       Liabilities and stockholders equity:
         Other liabilities                                               $         12,750                  6,250
         Stockholders' equity                                                  28,886,635             25,311,646
                                                                         ------------------     ------------------
                Total liabilities and stockholders equity                $     28,899,385             25,317,896
                                                                         ==================     ==================

                                                Condensed Statements of Income

                                                                          Year ended December 31,
                                                      -----------------------------------------------------------
                                                            2000                  1999                1998
                                                      ------------------    -----------------    ----------------
       Operating income - dividends from
         subsidiaries                                     $   1,835,500            1,720,748           6,872,496
                                                      ------------------    -----------------    ----------------
            Total operating income                            1,835,500            1,720,748           6,872,496
                                                      ------------------    -----------------    ----------------
       Operating expenses - administrative
         and other expenses                                      33,697               37,223              40,683
                                                      ------------------    -----------------    ----------------
            Total operating expenses                             33,697               37,223              40,683
                                                      ------------------    -----------------    ----------------
       Income before equity in undistributed
         net income of subsidiaries                           1,801,803            1,683,525           6,831,813

       Equity in undistributed net income of
       subsidiaries                                           3,303,705            2,031,793          (2,925,086)
                                                      ------------------    -----------------    ----------------

            Net income                                    $   5,105,508            3,715,318           3,906,727
                                                      ==================    =================    ================

                      FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


                       December 31, 2000, 1999, and 1998

                                              Condensed Statements of Cash Flows

                                                                        Year ended December 31,
                                                     -----------------------------------------------------------
                                                            2000                 1999                1998
                                                     -------------------   -----------------    ----------------
       Net income                                      $  5,105,508             3,715,318           3,906,727
       Adjustments to reconcile net income to
         net cash from operating activities:
           Increase in other assets                         (56,065)              (20,097)            (28,056)
           Increase in other liabilities                      6,500                 6,250                  --
           Equity in undistributed net income
             of subsidiaries                             (3,303,705)           (2,031,793)          2,925,086
                                                   -------------------   -----------------    ----------------
               Total adjustments                         (3,353,270)           (2,045,640)          2,897,030
                                                   -------------------   -----------------    ----------------
               Net cash provided by
                 operating activities                     1,752,238             1,669,678           6,803,757
                                                   -------------------   -----------------    ----------------
       Cash flow from investing activities
         -investments in and advancements
         to subsidiary, net                                      --                    --          (4,678,372)
                                                   -------------------   -----------------    ----------------
               Net cash used in investing
                 activities                                      --                    --          (4,678,372)
                                                   -------------------   -----------------    ----------------
       Cash flow from financing activities:
         Dividends paid                                  (1,801,707)           (1,720,748)         (1,645,141)
         Common stock repurchased                                --                    --            (525,000)
         Common stock issued                                106,196                97,505              96,775
         Change in management retention plan                (43,591)              (73,377)            (66,220)
                                                   -------------------   -----------------    ----------------
               Net cash used in
                 financing activities                    (1,739,102)           (1,696,620)         (2,139,586)
                                                   -------------------   -----------------    ----------------
               Net increase (decrease) in
                 cash                                        13,136               (26,942)            (14,201)

       Cash at beginning of year                             18,784                45,726              59,927
                                                   -------------------   -----------------    ----------------
       Cash at end of year                                $  31,920                18,784              45,726
                                                   ===================   =================    ================

                      FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


                       December 31, 2000, 1999, and 1998


(20)   Quarterly Financial Data - Unaudited

     The following table presents summarized quarterly data for each of the two years ended December 31:

                                                                  Quarters ended in 2000
                                          ------------------------------------------------------------------------
                                             March 31         June 30         September 30         December 31
                                          --------------- ---------------- -------------------- ------------------
     Selected operations data:
       Interest income                    $    5,853,715       6,302,364        6,797,141            7,093,772
       Net interest income                     3,603,459       3,925,697        4,189,862            4,286,164
       Provision for loan losses                 300,000         300,000          300,000              300,000
       Income before income taxes              1,440,452       1,755,408        1,905,332            2,119,316
       Net income                              1,029,652       1,240,408        1,313,632            1,521,816

       Basic net income per share                0.66            0.79             0.84                 0.97
       Cash dividends per share                  0.20            0.20             0.20                 0.55
                                          =============== ================ ==================== ==================

                                                                  Quarters ended in 1999
                                          ------------------------------------------------------------------------
                                             March 31         June 30         September 30         December 31
                                          ---------------  --------------- -------------------- ------------------
     Selected operations data:
       Interest income                    $    5,086,427        5,132,300       5,631,057            5,747,512
       Net interest income                     3,148,976        3,180,674       3,664,933            3,635,827
       Provision for loan losses                 210,000          210,000         210,000              210,000
       Income before income taxes              1,144,177        1,166,272       1,561,401            1,390,468
       Net income                                827,177          822,372       1,092,101              973,668

       Basic net income per share                0.53             0.53            0.70                 0.62
       Cash dividends per share                  0.20             0.20            0.20                 0.50
                                          ===============  =============== ==================== ==================

(21)   Impact of New Accounting Standards

     The Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, in June 1998.

     SFAS No. 133, which has been subsequently amended by SFAS No. 137 and SFAS No. 138, requires companies to record derivatives on the balance sheet as assets and liabilities, measured at fair value. The accounting for increases and decreases in the value of derivatives will depend upon the use of derivatives and whether the derivatives will qualify for hedge accounting. Management has evaluated the impact of SFAS No. 133 at December 31, 2000 and has concluded that the adoption of this statement will not have a material effect on the Bank.

     The  Financial  Accounting  Standards  Board  has  adopted  SFAS  No.  140,
     Accounting   for   Transfers   and   Servicing  of  Financial   Assets  and
     Extinguishments of Liabilities.

     SFAS No. 140, which replaces SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, revises the standards for accounting for the securitization and other transfers of financial assets and collateral. SFAS No. 140 also requires certain disclosures, but carries over most of the provisions of SFAS No. 125.

                      FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


                       December 31, 2000, 1999, and 1998

     This statement is effective for transactions occurring after March 31, 2001, with earlier application not allowed and is to be applied prospectively. The adoption of this statement is not expected to have a material impact on the Bank's financial statements.




           Management's Discussion and Analysis of Financial Condition
                            and Results of Operations

     This discussion provides information about the consolidated financial condition and results of operations of FNBH Bancorp, Inc. (" Company") and its subsidiaries, First National Bank in Howell ("Bank") and HB Realty Co., and should be read in conjunction with the Consolidated Financial Statements.

FINANCIAL CONDITION

     At year end 2000 total assets were $348,363,000 representing an 18% increase from the prior year when assets were $296,419,000. Investment securities decreased $11.3 million (22%) to $39,311,000 while gross loans increased $45.6 million (22%) to $256,224,000. Deposits increased $41 million (15%) to $310,214,000. Stockholders' equity increased $3.6 million (14%) to $28,887,000.

Securities
     Throughout 2000, the securities portfolio provided liquidity as deposit growth was insufficient to meet the funding needs of the loan department. Generally, the maturity of U.S. Treasury and Agency securities are laddered to provide cash flow to meet various funding needs. Approximately $20,000,000 of the securities portfolio is invested in US government and agency obligations. An additional $19,000,000 of the portfolio consists of tax exempt obligations of states and political subdivisions. The Company's current and projected tax position makes these investments advantageous to the Bank. The Bank's investment policy requires purchases of tax exempt issues to be of bonds with AA ratings or better if the maturity exceeds 4 years unless the bond is a local, nonrated issue. "Other" securities consist of equity holdings in the Federal Reserve Bank and the Federal Home Loan Bank.

     The following table shows the percentage makeup of the securities portfolio as of December 31:

                                                                                2000        1999
                                                                                ----        ----
U.S. Treasury & agency securities....................................           48.4%       62.7%
Agency mortgage backed securities....................................            1.5%         .7%
Tax exempt obligations of states and political subdivisions..........           48.0%       35.0%
Other                                                                            2.1%        1.6%
                                                                                ----        ----
      Total securities...............................................          100.0%      100.0%

Loans

     The loan personnel of the Bank are committed to making quality loans that produce a good rate of return for the Bank and also serve the community by providing funds for home purchases, business purposes, and consumer needs. The overall loan portfolio grew $46,000,000 (22%) in 2000.

     As a full service lender, the Bank offers a variety of home mortgage loan products. The Bank makes, and subsequently sells, fixed rate, long-term mortgages which conform to secondary market standards. This practice allows the Bank to meet the housing credit needs of its service area, while at the same time maintaining loan to deposit ratios and interest sensitivity and liquidity positions within Bank policy. The Bank retains servicing on sold mortgages thereby furthering the customer relationship and adding to servicing income. During 2000 the Bank sold $4,400,000 in residential mortgages.

     The Bank has also been able to service customers with loan needs which do not conform to secondary market requirements by offering variable rate products which are retained in the mortgage portfolio. While not meeting secondary market requirements, these nonconforming mortgages do meet bank loan guidelines and have an acceptable payment record. During 2000 the Bank made approximately $7,500,000 in variable rate mortgage loans which it retained in the mortgage portfolio.
     The Bank experienced a significant amount of loan demand throughout 2000. Growth in Livingston County resulted in a need for financing commercial projects, some of which were for the construction of commercial buildings and some of which were for the development of residential subdivisions. Commercial loans ended the year at $197,203,000, a 21% increase for the year. Additionally, the Bank originated $5,000,000 in commercial loans which it sold in part or total to other banks due to legal lending limits. Consumer loans increased $6,400,000, or about 25%, from the preceding year.

     The following table reflects the makeup of the commercial and consumer loans in the Consolidated Financial Statements. Included in the residential first mortgage totals below are the "real estate mortgage" loans listed in the Consolidated Financial Statements and other loans to customers who pledge their homes as collateral for their borrowings. A portion of the loans listed in residential first mortgages represent commercial loans where the borrower has pledged his/her residence as collateral. In the majority of the loans to commercial customers, the Bank is relying on the borrower's cash flow to service the loans. "Other" real estate loans include $103,000,000 in loans secured by commercial property, with the remaining $2,000,000 secured by multi-family units. The most significant loan growth was in commercial loans secured by business property which increased $15,200,000, 17% over the prior year, and in construction and land development loans which increased $11,600,000, a 50% increase.

     The following table shows the balance and percentage makeup of loans as of December 31:

                                                                        (dollars in thousands)
                                                               2000                                1999
                                                               ----                                ----
                                                      Balances        Percentage         Balances        Percentage
                                                      --------        ----------         --------        ----------
Secured by real estate:
   Residential first mortgage                         $ 31,328           12.2%           $ 29,904           14.2%
   Residential home equity/other junior liens            9,999            3.9%              7,822            3.7%
   Construction and land development                    35,020           13.7%             23,375           11.1%
   Other                                               105,041           41.0%             89,809           42.6%
Consumer                                                20,700            8.1%             16,811            8.0%
Commercial                                              45,239           17.6%             38,891           18.5%
Other                                                    8,897            3.5%              4,043            1.9%
                                                         -----            ----            -------           ----
   Total Loans (Gross)                                $256,224          100.0%           $210,655          100.0%

The Bank's loan personnel have endeavored to make quality loans using well established policies and procedures and a thorough loan review process. Loans in excess of $400,000 are approved by a committee of the Board or the Board. The Bank has hired an independent consultant to review the quality of the loan portfolio on a regular basis. Loan quality is demonstrated by the ratios of nonperforming loans and assets as a percentage of the loan portfolio as illustrated in the table below for December 31:

                                                                     (Dollars in thousands)
                                                                  2000        1999        1998
                                                                  ----        ----        ----
Nonperforming Loans:
Nonaccrual loans......................................            $ 608        $173      $1,519
Loans past due 90 days and still accruing.............              209           4          25
                                                                    ---           -          --
   Total nonperforming loans..........................              817         177       1,544
Other real estate.....................................              649           0           0
  Total nonperforming assets..........................           $1,466       $ 177      $1,544
                                                                 ======       =====      ======

Nonperforming loans as a percent of total loans.......             .32%        .08%        .83%
Nonperforming assets as a percent of total loans......             .57%        .08%        .83%
Nonperforming loans as a percent of the loan loss
  reserve.............................................              16%          4%         27%

     Nonperforming assets are comprised of loans for which the accrual of interest has been discontinued, accruing loans 90 days or more past due in payments, and other real estate which has been acquired primarily through foreclosure and is waiting disposition. Loans are generally placed on a nonaccrual basis when principal or interest is past due 90 days or more and when, in the opinion of management, full collection of principal and interest is unlikely.

     The increase in nonperforming assets is primarily due to the foreclosure of a commercial piece of property resulting in a $649,000 increase in other real estate. Additionally, there were two large loans more than 90 days delinquent as of year end. These loans are well collateralized and should not result in losses for the Company.

     Impaired loans totaled $3,900,000 at December 31, 2000, compared to $3,400,000 at the prior year end. Included in impaired loans are nonperforming loans from the above table, except for homogenous residential mortgage and consumer loans, and an additional $3,200,000 of commercial loans separately identified as impaired.

     During 2000 the Bank charged off loans totaling $609,000 and recovered $119,000 for a net charge off amount of $490,000. In the previous year, the Bank had net charge offs totaling $315,000.

     The allowance for loan losses totaled $5,193,000 at year end which was 2.03% of total loans, compared to $4,483,000 (2.13%) in 1999. Management considers this to be adequate to cover probable losses.

     Management regularly evaluates the allowance for loan losses based on the composition of the loan portfolio, an evaluation of specific credits, historical loss experience, the level of nonperforming loans and loans that have been identified as impaired. Externally, the local economy and events or trends which might negatively impact the loan portfolio are also considered. Economic factors considered in arriving at the loan loss reserve adequacy as of December 31, 2000 included layoffs in the automotive industry, lower levels of consumer confidence, and fewer housing starts. Management also considered the increase in nonperforming loans, an upward trend in charge offs, and the increased size of the loan portfolio. In light of these factors, management determined that the increased provision of $1,200,000 and resulting $5,200,000 allowance was appropriate.

     The following table shows changes in the loan loss reserve for the years ended December 31:

                                                                                    (Dollars in thousands)
                                                                               2000          1999        1998
                                                                               ----          ----        ----
Balance at beginning of the year.......................                      $4,483        $3,958      $3,424
Additions (deduction):
   Loans charged off...................................                        (609)         (486)       (302)
   Recoveries of loans previously charged off..........                         119           171         196
   Provision charged to operations.....................                       1,200           840         640
                                                                            -------         -----         ---
Balance at end of the year.............................                      $5,193        $4,483      $3,958

Allowance for loan losses to loans outstanding                                2.03%         2.13%       2.13%

Deposits
     Deposit balances of $310,214,000 at December 31, 2000 were approximately $41 million (15.2%) higher than the previous year end. Because year end deposit balances can fluctuate in unusual ways, it is more meaningful to analyze changes in average balances. Average deposits increased $24 million (10%) during 2000. Non-interest bearing demand deposits increased $2.6 million, about 5% on average. Average savings and NOW balances increased $9.6 million (9%) while average time deposits increased $12 million or about 13%.

The following table sets forth average deposit balances for the years ended December 31:

                                                                                  (in thousands)
                                                                 2000                  1999             1998
                                                                 ----                  ----             ----
Non-interest bearing demand                                  $ 51,528              $ 48,914         $ 43,619
Savings, NOW and money market                                 120,770               111,141           91,463
Time deposits                                                 104,669                92,802           81,118
                                                              -------                ------           ------
      Total average deposits                                 $276,967              $252,857         $216,200

     The increase in savings deposits was primarily due to a $8.3 million (18%) increase in money market accounts. The 13% growth in certificates was the result of maintaining competitive rates in the market and selectively offering special rates on particular time products.

     The majority of the Bank's deposits are from core customer sources-long term relationships with local personal, business, and public customers. In some financial institutions, the presence of interest bearing certificates greater than $100,000 indicates a reliance upon purchased funds. However, large certificates in the Bank's portfolio consist primarily of core deposits of local customers. See Note 8 of the Consolidated Financial Statements for a maturity schedule of over $100,000 certificates.

Capital
     The Company's capital at year end totaled $28,887,000, a $3,575,000 (14%) increase over the prior year. Banking regulators have established various ratios of capital to assets to assess a financial institution's soundness. Tier 1 capital is equal to shareholders' equity while Tier 2 capital includes a portion of the allowance for loan losses. The regulatory agencies have set capital standards for "well capitalized" institutions. The leverage ratio, which divides Tier 1 capital by three months average assets, must be 5% for a well capitalized institution. The Bank's leverage ratio was 8.02% at year end 2000. Tier 1 risk-based capital, which includes some off balance sheet items in assets and weights assets by risk, must be 6% for a well capitalized institution. The Bank's was 9.75% at year end 2000. Total risk-based capital, which includes Tier 1 and Tier 2 capital, must be 10% for a well capitalized institution. The Bank's total risk based capital ratio was 11.00% at year end. The Bank's capital ratios put it in the best classification on which the FDIC bases its assessment charge.

The following table lists various Bank capital ratios at December 31:

                                                    2000               1999                1998
                                                    ----               ----                ----
Equity to asset ratio                              7.59%              7.44%               7.14%
Tier 1 leverage ratio                              8.02%              7.74%               7.47%
Tier 1 risk-based capital                          9.75%              9.90%              10.17%
Total risk-based capital                          11.00%             11.15%              11.42%

     The Company's ability to pay dividends is subject to various regulatory requirements. Management believes, however, that earnings will continue to generate adequate capital to continue the payment of dividends. In 2000 the Company paid dividends totaling $1,802,000, or 35% of earnings. Book value of the stock was $18.43 at year end.

     The Company maintains a five year plan which was the result of a formal strategic planning process. Management and the Board continue to monitor long term goals which include expanded services to achieve growth and retaining earnings to fund growth, while providing return to shareholders.

     In 1999, the Bank opened a new branch in the northwest part of Brighton. Adjoining the building site are three parcels of vacant land. The Company has sold one parcel, and intends to sell the remaining two pieces which are valued at approximately $1.5 million.


Liquidity and Funds Management
     Liquidity is monitored by the Bank's  Asset/Liability  Management Committee
(ALCO) which meets at least monthly. ALCO developed, and the Board of Directors approved, a liquidity policy which targets a minimum 15% liquidity ratio. The Company's liquidity ratio averaged 15.5% in 2000.

     Deposits are the principal source of funds for the Company. Management monitors rates at other financial institutions in the area to ascertain that its rates are competitive in the market. Management also attempts to offer a wide variety of products to meet the needs of its customers. The Company does not deal in brokered funds and the makeup of its over $100,000 certificates, which amounted to $33,100,000 at December 31, 2000 compared to $22,400,000 the prior year, consists of local depositors known to the Bank.

     It is management's intention to handle unexpected liquidity needs through the Bank's Federal Funds position. In addition, the Company has a $16,000,000 line of credit available at the Federal Home Loan Bank of Indianapolis (FHLBI). The line of credit can be increased by purchasing more FHLBI stock. The Company has pledged certain mortgage loans and investment securities as collateral for the borrowing. At December 31, 2000, the Company had $6,000,000 in borrowings against the line. In the event the Bank must borrow for an extended period, management may look to "available for sale" securities in the investment portfolio for liquidity.

     Throughout   the  past  year,   Fed  Funds  Sold   balances  have  averaged
approximately $4,300,000. Periodically the Bank borrowed money through the Fed Funds market. Fed Funds Purchased balances averaged $1,400,000 for the year.

Quantitative and Qualitative Disclosures about Market Risk
     ALCO reviews other areas of the Bank's performance. The committee discusses the current economic outlook and its impact on the Bank and current interest rate forecasts. Actual results are compared to budget in terms of growth and income. A yield and cost analysis is done to monitor interest margin. Various ratios are discussed including capital ratios and liquidity. The quality of the loan portfolio is reviewed in light of the current allowance. The Bank's exposure to market risk is reviewed.

     Interest rate risk is the potential for economic losses due to future rate changes and can be reflected as a loss of future net interest income and/or a loss of current market values. The objective is to measure the effect on net interest income and to adjust the balance sheet to minimize the inherent risk while at the same time maximizing income. Tools used by management include the standard GAP report which lays out the repricing schedule for various asset and liability categories and an interest rate shock simulation report. The Bank has no market risk sensitive instruments held for trading purposes. However, the Company is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers including commitments to extend credit and letters of credit. A commitment or letter of credit is not recorded as an asset until the instrument is exercised (see Note 13 of the Consolidated Financial Statements).

     The table below shows the scheduled maturity and repricing of the Bank's interest sensitive assets and liabilities as of December 31, 2000:

                                                          0-3           4-12          1-5            5+
                                                       Months         Months         Years         Years         Total
                                                       ------         ------         -----         -----         -----
Assets:
   Loans, net..............................            $87,400        $41,901       $114,293       $12,630      $256,224
   Securities..............................              5,926         10,264         12,814        10,307        39,311
   Short term investments..................             25,743                                                    25,743
                                                        ------         ------       --------        ------        ------
      Total assets                                    $119,069        $52,165       $127,107       $22,937      $321,278

Liabilities & Shareholders'  Equity:
   MMDA, Savings & NOW.....................            $63,612         $7,201        $26,705       $36,006      $133,524
   Time....................................             37,636         38,789         44,561           451       121,437
   FHLB advances...........................                207                         4,008         1,785         6,000
                                                           ---         ------          -----         -----         -----
      Total liabilities and equity.........           $101,455        $45,990        $75,274       $38,242      $260,961

Rate sensitivity gap and ratios:
   Gap for period..........................            $17,614        $ 6,175        $51,833      $(15,305)
   Cumulative gap..........................             17,614         23,789         75,622        60,317

Cumulative rate sensitive ratio............               1.17           1.16           1.34          1.23
 December 31, 1999 rate sensitive ratio....               1.06           1.01           1.36          1.24

     The preceding table sets forth the time periods in which earning assets and interest bearing liabilities will mature or may re-price in accordance with their contractual terms. The entire balance of savings, MMDA, and NOW are not categorized as 0-3 months, although they are variable rate products. Some of these balances are core deposits and are not considered rate sensitive. Allocations are made to time periods based on the Bank's historical experience and management' s analysis of industry trends.

     In the gap table above, the short term (one year and less) cumulative interest rate sensitivity is 16% asset sensitive. Accordingly, if market interest rates decrease, this positive gap position indicates that the interest margin would be negatively affected. However, gap analysis is limited and may not provide an accurate indication of the impact of general interest rate movements on the net interest margin since repricing of various categories of assets and liabilities is subject to the Bank's needs, competitive pressures, and the needs of the Bank 's customers. In addition, various assets and liabilities indicated as repricing within the same period may in fact reprice at different times within the period and at different rate indices. Additionally, simulation modeling, which measures the impact of upward and downward movements of interest rates on interest margin, indicates that a downward movement of interest rates would not significantly reduce net interest income.

                                               Total                  Average Interest Rate     Estimated Fair Value
Assets:
   Loans,  net                                $250,221                        9.49%                   $248,400
   Securities                                   39,311                        5.53%                     39,600
   Short term investments                       25,743                        6.50%                     25,700

Liabilities:
   Savings, NOW, MMDA                         $133,524                        2.85%                    133,500
   Time                                        121,437                        6.37%                    122,300
   FHLB borrowings                               6,000                        7.23%                      6,300

     Estimated fair value for securities are based on quoted market prices. For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are generally based on carrying values. The fair value of other loans is estimated by discounting future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Because it has a one day maturity, the carrying value is used as fair value for fed funds sold. The fair value of deposits with no stated maturity, such as savings, NOW and money market accounts is equal to the amount payable on demand. The fair value of certificates of deposit and FHLB borrowings is estimated using rates currently offered for deposits with similar remaining maturities.

RESULTS OF OPERATIONS

     Net income of $5,100,000 was an increase of $1,400,000 (37%) over 1999 earnings. The Company's earnings resulted in a return on average assets (ROA) of 1.63% and a return on average stockholders' equity (ROE) of 18.76%. Net income per share was $3.26 in 2000 compared with $2.38 in 1999. Earnings in 1999 were hampered by costs associated with conversion to a new computer system and preparation for Y2K.

     The following table contains key performance ratios for years ended December 31:

                                                          2000              1999             1998
                                                          ----              ----             ----
Net income to:
   Average stockholders' equity                         18.76%             15.05%           17.83%
   Average assets                                        1.63%              1.33%            1.63%
Basic earnings per common share:                        $3.26              $2.38            $2.49


Net Interest Income
     Net interest income is the difference between interest earned on earning assets and interest paid on deposits. It is the major component of earnings for a financial institution. For analytical purposes, the interest earned on investments and loans is expressed on a fully taxable equivalent (FTE) basis. Tax-exempt interest is increased to an amount comparable to interest subject to federal income taxes in order to properly evaluate the effective yields earned on earning assets. The tax equivalent adjustment is based on a federal income tax rate of 34%.

     The following table shows the average balance and percentage earned or paid on key components of earning assets and paying liabilities for the year ended December 31:

                                                 2000                     1999                       1998
                                                 ----                     ----                       ----
                                        Average        Yield/      Average   Yield/           Average      Yield/
                                        Balance         Rate       Balance    Rate            Balance       Rate
                                        -------         ----       -------    ----            -------       ----
Interest earning assets:
Short term investments                    $4,278       6.35%       $10,384   4.89%             $8,630     5.31%
Taxable securities                        29,283       5.49%        30,051   5.08%             23,019     6.02%
Tax-exempt securities                     18,580       6.57%        16,896   6.90%             15,221     7.13%
Loans                                    238,697       9.81%       198,448   9.47%            175,873     9.85%
                                         -------                   -------                    -------
   Total earning assets                 $290,838       9.11%      $255,779   8.60%           $222,743     9.09%
Interest bearing funds:
Savings/NOW accounts                    $120,770       2.84%      $111,141   2.69%           $ 91,552     3.03%
Time deposits                            104,669       5.88%        92,802   5.36%             81,119     5.69%
Federal funds purchased                    1,366       6.67%            98   5.40%                179     5.98%
FHLB advances                              4,893       7.23%
                                           -----                  --------                   --------
   Total interest bearing funds:        $231,698       4.33%      $204,041   3.90%           $172,850     4.28%

Interest spread                                        4.78%                 4.70%                        4.81%
Net interest margin                                    5.66%                 5.48%                        5.76%


     Tax equivalent interest income in each of the three years includes loan origination fees. A substantial portion of such fees is deferred for recognition in future periods or is considered in determining the gain or loss on the sale of real estate mortgage loans. Tax equivalent interest income includes net loan origination fees totaling $700,000 in 2000, $710,000 in 1999, and $600,000 in
1998.

     The following table sets forth the effects of volume and rate changes on net interest income on a taxable equivalent basis. All figures are stated in thousands of dollars. The change in interest due to changes in both balance and rate has been allocated to change due to balance and change due to rate in proportion to the relationship of the absolute dollar amounts of change in each.

                                               Year ended                                Year ended
                                     December 31, 2000 compared                       December 31, 1999
                                      to Year ended December 31,              compared to Year ended December 31,
                                                 1999                                       1998
                                                 ----                                       ----
                                      Amount of Increase/(Decrease)            Amount of Increase/(Decrease)
                                             due to change in                         Due to change in
                                             ----------------                         ----------------
                                                                 Total                                     Total
                                                                 Amount                                    Amount
                                                                   Of                                        Of
                                                  Average       Increase/                 Average        Increase/
                                    Volume         Rate         (Decrease)    Volume       Rate          (Decrease)
                                    ------         ----         ---------     ------       ----          ----------
Interest Income:
Federal funds sold..........        $  (298)        $ 62        $  (236)      $   91       $ (33)            $ 58
Securities:
                                        (39)         121             82          424        (284)             140
 Taxable....................
 Tax Exempt.................            116          (61)            55          119         (39)              80
Loans.......................          3,811          806          4,617        2,223        (750)           1,473

Total interest income.......         $3,590         $928         $4,518      $ 2,857     $(1,106)          $1,751

Interest Expense:
Interest bearing deposits:
 Savings/NOW accounts.......           $259         $183           $442        $ 593       $(374)          $  219
 Time.......................            636          553          1,189          665        (312)             353
Short-term borrowings.......             68           18             86           (5)         (1)              (6)
FHLB advance................            358            0            358
   Total interest expense...        $ 1,321         $754        $ 2,075      $ 1,253      $ (687)            $566

Net interest income (FTE)...        $ 2,269         $174        $ 2,443      $ 1,604      $ (419)          $1,185

     Tax equivalent net interest income increased $2,443,000 in 2000 over the prior year due to a $4,518,000 increase in interest income partially offset by approximately $2,075,000 increase in interest expense. The increase in income is attributable to an increase in average earning assets of $35,000,000 and a 51 basis point increase in the yield earned on those balances. Loan interest income was $4,617,000 higher in 2000 than the previous year. The increase was due to an increase of $40,200,000 in average balances and a 34 basis point increase in rates. Loan growth was fueled by general growth in Livingston County which created a demand for consumer and commercial building projects. Income on taxable securities increased $82,000 in 2000 due to a 41 basis point increase in rate. Average balances decreased $800,000. Tax-exempt bonds earned $55,000 more in 2000 than the previous year. The average balance of these securities increased $1,700,000 while the rate declined 33 basis points. Interest income on short term investments decreased $236,000 due to a decrease in average balances of $6,100,000, partially offset by an increase in rates of 146 basis points.

     Interest expense increased $2,075,000 in 2000 because average balances increased approximately $27,657,000 and interest rates increased 43 basis points. The interest cost for savings and NOW accounts increased $442,000 because average savings and NOW balances increased $9,600,000 and interest rates increased 15 basis points. Interest on time deposits increased $1,189,000 because average time deposits increased $11,900,000 and interest rates increased 52 basis points. Growth in savings and NOW balances were primarily in money market accounts where a tiered rate structure encourages higher balances. Growth in time deposits was encouraged by competitive pricing and periodically offering special rates on specific products. Interest on short term borrowings increased $86,000 as deposit growth in the first three quarters of the year was insufficient to meet loan growth. The annual average balance in Fed Funds purchased in 2000 was $1,400,000 compared to just $98,000 in 1999. Additionally, the Company entered into two long term borrowing relationships with the Federal Home Loan Bank of Indianapolis in 2000. The loans total $6,000,000 and have an average interest rate of 7.23%.

     In the previous year, net interest income had increased $1,185,000. The increase in net interest income was the result of an increase in interest income of $1,751,000, partially offset by an increase in interest expense of approximately $566,000. The increase in interest income in 1999 was the result of a $33,000,000 increase in earning assets partially offset by a 49 basis point decrease in interest rates. The increase in interest expense was the result of average balances increasing $31,200,000, partially offset by a 38 basis point decline in interest rates.

     In the coming year, management expects growth to continue in both loans and deposits. An economic decline could, however, adversely affect growth. The interest spread and interest margin will likely continue to decline due, in part, to the fact that prime will decline if the Fed continues to cut interest rates while the interest cost on deposits will not decline proportionately due to competition for deposits between bank and non-bank players.

     The following table shows the composition of average earning assets and interest paying liabilities for the years ended December 31:

                                                               2000                 1999                1998
                                                               ----                 ----                ----
As a percent of average earning assets:
   Loans                                                       82.07%               77.59%              78.95%
   Securities                                                  16.46%               18.35%              17.18%
   Short term investments                                       1.47%                4.06%               3.87%
                                                                -----                -----               -----
      Average earning assets                                  100.00%              100.00%             100.00%

   Savings and NOW                                             41.52%               43.45%              41.10%
   Time deposits                                               35.99%               36.28%              36.42%
   Short term borrowing                                          .47%                 .04%                .08%
   FHLB advances                                                1.68%               ______              ______
                                                                -----
      Average interest bearing liabilities                     79.66%               79.77%              77.60%

Earning asset ratio                                            92.75%               91.61%              92.76%
Free-funds ratio                                               20.34%               20.23%              22.40%

Provision for Loan Losses
     The provision for loan losses increased to $1,200,000 in 2000 compared to $840,000 in 1999. At year end the ratio of allowance for loan loss to loans was 2.03%, compared to 2.13% in 1999. Management analyzes the adequacy of the allowance quarterly taking into consideration the portfolio mix, historical loss experience, the level of nonperforming loans and loans that have been identified as impaired, as well as economic conditions within the Bank's market.

Non-interest Income
     Non-interest income, which includes service charges on deposit accounts, loan fees, other operating income, and gain(loss) on sale of assets and securities transactions, increased approximately $600,000 (29%) in 2000 compared to the previous year. Service charge income increased 32% to $2,323,000, primarily due to changes made to service charges on loans, deposits, and other services that were instituted in the second quarter. Trust fees increased $49,000 in 2000, less than anticipated as the department was not fully staffed throughout the year. The $74,000 gain realized on the sale of real estate mortgage loans was a $31,000 increase over 1999. Sales volume was down from the previous year but a more favorable rate environment allowed for better returns.

Non-interest Expense
     Non-interest expense ended the year at $10,189,000, a 7% increase over other operating expenses of $9,543,000 in 1999. The most significant component of non-interest expense is salaries and benefits expense. In 2000 salaries and benefits expense increased 13% to $5,442,000, due to the combined effects of salary increases, increased cost of medical insurance, and an increase in the employee profit sharing bonus. Occupancy expense increased $84,000, a 12% increase due to costs associated with having an additional branch open a full year. Equipment expense increased $143,000, 19%, due to the depreciation expense related to technology and equipment at the new branch. Overall other expenses decreased in 2000, except for Michigan Single Business tax which increased due to increased profitability.

Federal Income Tax Expense
     Fluctuations in income taxes resulted primarily from changes in the level of profitability and in variations in the amount of tax-exempt income. Income tax expense increased $568,000 to $2,115,000 (37%) in 2000. For further information see Note 9 "Federal Income Taxes" in the Company's Consolidated Financial Statements.

Prospective Accounting Changes
     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, in June 1998.

     SFAS No. 133, which has been subsequently amended by SFAS No. 137 and SFAS No. 138, requires companies to record derivatives on the balance sheet as assets and liabilities, measured at fair value. The accounting for increases and decreases in the value of derivatives will depend upon the use of derivatives and whether the derivatives will qualify for hedge accounting. Management has adopted SFAS No. 133 as of January 1, 2001 and has concluded that the adoption of this Statement will not have a material effect on the Company.

     The Financial  Accounting  Standards Board issued SFAS No. 140,  Accounting
for  Transfers  and  Servicing  of  Financial  Assets  and   Extinguishments  of
Liabilities.

     SFAS No. 140, which replaces SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, revises the standards for accounting for the securitization and other transfers of financial assets and collateral. SFAS No. 140 also requires certain disclosures, but carries over most of the provisions of SFAS No. 125.

         This Statement is effective for transactions occurring after March 31, 2001, with earlier application not allowed and is to be applied prospectively. The adoption of this Statement is not expected to have a material impact on the Company's financial statements.

                             SUMMARY FINANCIAL DATA
                      (in thousands, except per share data)

                                            2000             1999             1998             1997             1996
                                            ----             ----             ----             ----             ----
Income Statement Data:
   Interest income                         $26,047          $21,597          $19,910          $17,276          $15,717
   Interest expense                         10,042            7,967            7,400            6,305            5,644
   Net interest income                      16,005           13,630           12,510           10,971           10,073
   Provision for loan losses                 1,200              840              640              486              448
   Non-interest income                       2,604            2,015            1,954            1,851            1,686
   Non-interest expense                     10,188            9,543            8,238            6,982            6,151
   Income before tax                         7,221            5,262            5,586            5,354            5,160
   Net income                                5,106            3,715            3,907            3,733            3,574
Basic and Diluted Per Share Data(1):
   Net income                                $3.26            $2.38            $2.49            $2.37            $2.27
   Dividends paid                             1.15             1.10             1.05             1.00              .93
   Weighted average shares               1,566,390        1,563,996        1,570,537        1,575,000        1,575,000
     outstanding
Balance Sheet Data:
   Total assets                            348,363          296,419          264,894          226,314          202,009
   Loans, net                              255,414          209,952          185,018          158,397          136,067
   Allowance for loan losses                 5,193            4,483            3,958            3,424            3,335
   Deposits                                310,214          269,193          239,557          202,299          180,944
   Shareholders' equity                     28,887           25,312           23,497           21,732           19,597
Ratios:
   Dividend payout ratio                    35.29%           46.31%           42.11%           42.19%           41.13%
   Equity to asset ratio                     8.68%           8.84 %            9.13%           10.05%            9.82%

(1) Per share data for all years has been restated to give effect to the three-for-one stock split, payable as a dividend, paid in February 1997.

                         STOCK AND EARNINGS HIGHLIGHTS

     There is no active market for the Company's Common Stock, and there is no published information with respect to its market price. There are occasional direct sales by shareholders of which the Company's management is generally aware. It is the understanding of the management of the Company that over the last two years, the Company's Common Stock has sold at a premium to book value. From January 1, 1999, through December 31, 2000, there were, so far as the Company's management knows, 301 sales of shares of the Company's Common Stock, involving a total of 52,305 shares. The price was reported to management in these transactions, however there may have been other transactions involving the company stock at prices not reported to management. During this period, the highest price known to be paid was $42.00 per share throughout 2000 and during the last two quarters of 1999, and the lowest price was $40.00 per share in the first two quarters of 1999. To the knowledge of management, the last sale of Common Stock occurred on February 23, 2001.

     As of March 1, 2001, there were approximately 850 holders of record of the Company's Stock. The following table sets forth the range of high and low sales prices of the Company's Common Stock during 1999 and 2000, based on information made available to the Company, as well as per share cash dividends declared during those periods. Although management is not aware of any transactions at higher or lower prices, there may have been transactions at prices outside the ranges listed in the table.

     Sales price and dividend information for the years 1999 and 2000:

                                               Sales Prices                        Cash Dividends Declared
                                               ------------                        -----------------------
            1999                       High                    Low
            ----                       ----                    ---
First Quarter                         $40.00                  $40.00                      $0.20
Second Quarter                        $40.00                  $40.00                      $0.20
Third Quarter                         $42.00                  $40.00                      $0.20
Fourth Quarter                        $42.00                  $42.00                      $0.50(1)

            2000                       High                    Low
            ----                       ----                    ---
First Quarter                         $42.00                  $42.00                      $0.20
Second Quarter                        $42.00                  $42.00                      $0.20
Third Quarter                         $42.00                  $42.00                      $0.20
Fourth Quarter                        $42.00                  $42.00                      $0.55(2)

(1)  Includes a special dividend of $0.30 per share.
(2)  Includes a special dividend of $0.35 per share.

                                  APPENDIX II

                            AUDIT COMMITTEE CHARTER

I.     Audit Committee Purpose

     The Audit Committee is appointed by the Board of Directors of FNBH Bancorp, Inc. (the "Corporation") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     - Monitor the integrity of the Corporation's financial reporting process and systems of internal controls regarding finance, accounting, and operations.

     -    Monitor  the  independence   and  performance  of  the   Corporation's
          independent auditors and internal auditing department.

     - Provide an avenue of communication among the independent auditors, management, the internal auditing department, and Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone employed by or serving the Corporation. The Audit Committee has the ability to retain, at the Corporation's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.    Audit Committee Composition and Meetings

     Audit Committee members shall meet the requirements of the NYSE with regards to Audit Committee member independence. The Audit Committee shall be comprised of three or more directors, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. Each member of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. In addition, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     Members of the Audit Committee shall be appointed by the Board and shall be subject to removal by the Board. If an audit committee chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. An agenda shall be prepared in advance of each meeting. The Committee shall meet with management, the director of internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed as considered necessary. In addition, the Committee, or at least its Chair, shall communicate with management quarterly to review the Corporation's financial statements and significant findings based upon the independent auditors interim limited review procedures and with the independent auditors to the extent that there are significant findings.

III.   Audit Committee Responsibilities and Duties

     Review Procedures

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with the SEC regulations.

2. Review the Corporation's annual audited financial statements prior to filing or distribution. The review will include a discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Corporation's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses, including the status of prior recommendations.

4. Review with financial management the Corporation's quarterly financial results prior to the release of earnings to distribution. In addition, discuss any significant changes to the Corporation's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61.

Independent Auditors

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6. Recommend approval of the fees and other significant compensation to be paid to the independent auditors to the Board of Directors.

7. On an annual basis, the Committee shall review and discuss with the independent auditors all significant relationships they have with the Corporation that could impair the auditor's independence and at least annually shall require the independent auditors to submit a formal, written independence letter.

8. Review the independent auditors engagement letter, discussing scope, staffing locations, reliance upon management, and internal audit and general audit approach.

9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to the audit committee in accordance with AICPA SAS 61.

10.  Consider  the  independent   auditor's   judgment  about  the  quality  and
     appropriateness of the Corporation's accounting principles as applied in financial reporting.

Internal Audit Department

11.  Review the  budget,  audit  plan,  changes in the audit  plan,  activities,
     organizational   structure,   and  qualifications  of  the  internal  audit
     department, as needed.

12. Internal Audit shall report to the Audit Committee at least quarterly or as often as warranted, without hindrance from management.

13. Review significant reports prepared by the internal audit department together with management's responses and follow-up to these reports.

Other Audit Committee Responsibilities

14. Annually prepare a report to shareholders as required by the Securities and Exchange Commission; in the report the Audit Committee shall state whether the Audit Committee has:
a.   Reviewed and discussed the audit financial statements with management,
b. Discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented, and
c. Received certain disclosures from the auditor regarding their independence as required by the Independence Standards Board-Standard No. 1 (ISB 1), as may be modified or supplemented and discussed with the auditors the auditors' independence.
        In addition, the report must include a statement by the Audit Committee whether, based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the Commission.

15.  Perform  any  other   activities   consistent   with  this   Charter,   the
     Corporation's Articles of Incorporation and Bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

16. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.